UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to § 240.14a-12

MAGUIRE PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

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June 12, 2009

DEAR STOCKHOLDER:

You are invited to attend the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Maguire Properties, Inc. (the “Company”), to be held on Thursday, July 23, 2009, at 8:00 A.M., local time, at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California 90012.

The purposes of this year’s meeting are to:

(i)	Elect seven directors to a one-year term of office expiring at the 2010 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

(ii)	Ratify the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(iii)	Transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

The accompanying Notice of Annual Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you choose not to attend and vote at the Annual Meeting in person, you may authorize your proxy on the Internet, or if you are receiving a paper copy of this Proxy Statement, by telephone or by completing and mailing a proxy card. Authorizing your proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the Annual Meeting. Please review the instructions contained in the Notice of Internet Availability of Proxy Materials regarding each of these options.

Sincerely,

Nelson C. Rising

President and Chief Executive Officer

Maguire Properties

355 South Grand Avenue
Suite 3300
Los Angeles, California 90071

213 626 3300 Main
213 687 4758 Fax
www.maguireproperties.com

MAGUIRE PROPERTIES, INC.

355 South Grand Avenue, Suite 3300

Los Angeles, California 90071

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 23, 2009

TO THE STOCKHOLDERS OF MAGUIRE PROPERTIES, INC.:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Maguire Properties, Inc., a Maryland corporation (the “Company”), will be held on Thursday, July 23, 2009, at 8:00 A.M., local time, at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California 90012, to consider the following:

•	The election of seven directors to a one-year term of office expiring at the 2010 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

•	The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

•	The transaction of such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Our Board of Directors (the “Board”) has fixed the close of business on May 26, 2009 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation, postponement or adjournment thereof.

Proxies are being solicited by our Board, which recommends that our stockholders vote FOR the election of the Board’s nominees named therein and FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. Please refer to the attached Proxy Statement, which forms a part of this Notice of Annual Meeting and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important. If you are viewing the Proxy Statement on the Internet, you may authorize your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the Proxy Statement, you may authorize your proxy by completing and mailing the proxy card enclosed with the Proxy Statement, or you may authorize your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means shares held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the Annual Meeting.

By Order of the Board of Directors,

Jonathan L. Abrams

Secretary

Los Angeles, California

June 12, 2009

MAGUIRE PROPERTIES, INC.

355 South Grand Avenue, Suite 3300

Los Angeles, California 90071

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Maguire Properties, Inc., a Maryland corporation (the “Company”), of proxies from the holders of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (“common stock”), to be exercised at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, July 23, 2009, at 8:00 A.M., local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California 90012.

Pursuant to the rules of the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (a “Notice”) to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. All stockholders will have the ability to access proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the Annual Meeting on June 12, 2009. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

Who Can Vote

You are entitled to vote if you were a stockholder of record of our common stock as of the close of business on May 26, 2009. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

At the close of business on May 26, 2009, 47,981,347 shares of common stock were outstanding and entitled to vote. A majority of the outstanding shares of common stock represented in person or by proxy will constitute a quorum at the Annual Meeting.

Voting of Shares

Stockholders of record as of the close of business on May 26, 2009 are entitled to one vote for each share of common stock held on all matters to be voted upon at the Annual Meeting.

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this Proxy Statement on the Internet or are receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this Proxy Statement, you may vote your shares by completing, dating and signing the proxy card that was included with the Proxy Statement and promptly returning it in the pre-addressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive a Notice from your broker, bank or nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to authorize your proxy by telephone. In addition, you may request paper copies of the Proxy Statement and proxy card from your broker by following the instructions on the Notice provided to you by your broker.

The Internet and telephone voting facilities will close at 11:59 P.M., Eastern Time, on July 22, 2009. If you authorize your proxy through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by you. If you authorize your proxy by Internet or telephone, then you do not need to return a proxy card by mail.

All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and which proxies have not been revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Proxy Card and Revocation of Proxy

If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy in favor of the election of all of the director nominees and in favor of ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. At their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposals or nominations were received on a timely basis, and therefore no such matters may be brought to a vote at the Annual Meeting.

If you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may revoke your proxy by sending a written notice of revocation or a duly executed proxy bearing a later date to the attention of Jonathan L. Abrams, Secretary, Maguire Properties, Inc., 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, a representative of Broadridge Financial Solutions, Inc., who will separately tabulate affirmative and negative votes and abstentions. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions or withheld votes as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares. We expect to pay Broadridge Financial Solutions, Inc. a fee of approximately $2,500 for these services.

In order to be elected as a director, a nominee must receive a plurality of the votes cast at the Annual Meeting at which a quorum is present. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the ratification of the selection of KPMG LLP as our independent registered public accounting firm. For purposes of calculating votes cast in the election of directors and as to the ratification of the selection of KPMG LLP as our independent registered public accounting firm, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies. These costs will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of our common stock. Proxies may be solicited by directors, officers and employees of the Company in person or by mail, telephone, e-mail or facsimile transmission. No additional compensation will be paid to such directors, officers or employees for these services. In addition, we have retained MacKenzie Partners, Inc., a firm specializing in proxy solicitation, to solicit proxies and assist in the distribution and collection of proxy materials. We expect to pay MacKenzie Partners, Inc. a fee of approximately $10,000 for these services.

NO PERSON IS AUTHORIZED ON OUR BEHALF TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

Our principal executive offices are located at 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071, our telephone number is (213) 626-3300 and our website is located at http://www.maguireproperties.com.1 References herein to the “Company” refer to Maguire Properties, Inc. and its subsidiaries, unless the context indicates otherwise.

The date of this Proxy Statement is June 12, 2009.

[1]	Website addresses referred to in this Proxy Statement are not intended to function as hyperlinks, and the information contained on our website is not a part of this Proxy Statement.

ITEM 1

ELECTION OF DIRECTORS

Under our charter and Second Amended and Restated Bylaws (as amended, the “Bylaws”), each member of the Board serves for a one-year term and until his or her successor is duly elected and qualifies. Vacancies on the Board may be filled only by individuals elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve until the next annual election of directors and until such director’s successor is elected and qualifies, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means the seven nominees who receive the largest number of properly cast votes will be elected as directors. Each share of common stock is entitled to one vote for each of the seven director nominees. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the nominees named below unless authorization to do so is withheld. If any nominee should become unavailable for election prior to the Annual Meeting, an event which the Board does not currently anticipate, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board.

Ms. Christine N. Garvey and Messrs. Michael J. Gillfillan, Nelson C. Rising, Joseph P. Sullivan, George A. Vandeman, Paul M. Watson and David L. Weinstein are our nominees for election to the Board. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected, and our management has no reason to believe that any nominee will be unable to serve. The information below relating to the nominees for election as directors has been furnished to us by the respective individuals. If elected at the Annual Meeting, Ms. Garvey and Messrs. Gillfillan, Rising, Sullivan, Vandeman, Watson and Weinstein would each serve until the 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”), and until their respective successors are duly elected and qualify.

Nominees for Election for a One-Year Term Expiring at the 2010 Annual Meeting

The following table sets forth information regarding the individuals who are our nominees for election as directors of the Company:

Name	Age	Position	Director Since
Christine N. Garvey	63	Director	2008
Michael J. Gillfillan	61	Director	2009
Nelson C. Rising	67	Director	2008
Joseph P. Sullivan	66	Director	2009
George A. Vandeman	69	Chairman of the Board	2007
Paul M. Watson	69	Director	2008
David L. Weinstein	42	Director	2008

Christine N. Garvey has served on the Board since July 2008. Ms. Garvey retired from Deutsche Bank AG in May 2004, where she served as Global Head of Corporate Real Estate Services from May 2001. From December 1999 to April 2001, Ms. Garvey served as Vice President, Worldwide Real Estate and Workplace Resources for Cisco Systems, Inc. During her career, Ms. Garvey also held several positions with Bank of America, including Group Executive Vice President and Head of National Commercial Real Estate Services. Ms. Garvey holds a Bachelor of Arts degree, magna cum laude, from Immaculate Heart College in Los Angeles and a Juris Doctor from Suffolk University Law School. She is currently a member of the board of directors of ProLogis and HCP, Inc. She also served on the board of directors of both UnionBanCal Corporation and Hilton Hotels Corporation until the respective companies were taken private.

Michael J. Gillfillan has served on the Board since May 2009. Since December 2002, Mr. Gillfillan has been a partner of Meriturn Partners, LLC, a private equity fund that purchases controlling interests in distressed middle market manufacturing and distribution companies. From March 2000 to January 2002, Mr. Gillfillan was a partner of Neveric, LLC. Mr. Gillfillan is the retired Vice Chairman and Chief Credit Officer of Wells Fargo Bank, N.A., where he was responsible for all facets of credit risk management, including direct oversight of the loan workout units that had peak problem assets in excess of $7 billion. During his tenure at Wells Fargo Bank, he also served as Vice Chairman and Group Head of the Commercial & Corporate Banking Group and Executive Vice President, Loan Adjustment Group, where he was responsible for marketing and servicing all bank loans, deposits and capital market products, as well as managing the loan workout function for the bank. Mr. Gillfillan holds a Bachelor of Arts degree from the University of California, Berkeley and a Master of Business Administration from the University of California, Los Angeles. He served on the board of directors of UnionBanCal Corporation from January 2003 until the company was taken private.

From August 1999 until February 2007, Mr. Gillfillan was a member of the board of directors of James Hardie Industries Limited (“Hardie”), an Australian company that was subject to asbestos claims arising out of its legacy business. In 2007, the Australian Securities and Investment Commission filed a civil lawsuit related to a February 2001 announcement by Hardie to the Australian Stock Exchange concerning the establishment of a foundation to compensate asbestos victims. In April 2009, a court in New South Wales, Australia issued a judgment finding that the directors of Hardie, including Mr. Gillfillan, and several members of management breached their duties of care and diligence by approving a draft of the February 2001 announcement. The court determined that the announcement was misleading because it incorrectly suggested that the foundation would have sufficient funds to pay all legitimate claims. Mr. Gillfillan intends to appeal the judgment. The court will hold a hearing in the future to determine whether some form of penalty or sanction should be imposed, and whether some or all of the defendants will be exonerated.

Nelson C. Rising has served on the Board and as our President and Chief Executive Officer since May 2008. Prior to joining Maguire Properties, Inc., Mr. Rising served as Chairman and Chief Executive Officer of Rising Realty Partners, LLC from January 2006 to May 2008. Mr. Rising served as Chairman and Chief Executive Officer of Catellus Development Corporation (“Catellus”) from 2000 to September 2005, when it was merged with and into a subsidiary of ProLogis, and as President and Chief Executive Officer of Catellus from 1994 to 2000. Prior to joining Catellus, Mr. Rising was, for ten years, a Senior Partner with Maguire Thomas Partners, a predecessor to Maguire Properties, Inc. Mr. Rising practiced law at O’Melveny & Myers, LLP prior to entering the real estate industry. He holds a Bachelor of Arts degree with honors in Economics from the University of California, Los Angeles and a Juris Doctor from the UCLA Law School, where he served as the Managing Editor of the UCLA Law Review. Mr. Rising is a former Chairman of the Board of the Federal Reserve Bank of San Francisco and is Chairman Emeritus of the Real Estate Roundtable and Chairman of the Grand Avenue Committee. Mr. Rising was a Trustee of ProLogis from September 2005 until May 2008. He is a member of the Board of Trustees of the California Institute of Technology and the W.M. Keck Foundation. Mr. Nelson Rising is the father of Mr. Christopher Rising, our Senior Vice President, Strategic Initiatives.

Joseph P. Sullivan has served on the Board since May 2009. Mr. Sullivan is the Chairman of the Board of Advisors of RAND Health, the largest non-profit institution dedicated to emerging health policy issues. Mr. Sullivan retired from Protocare, Inc. in March 2003, where he served as Chairman and Chief Executive Officer from March 2000. Mr. Sullivan was Chairman, Chief Executive Officer and President of American Health Properties, Inc. from 1993 until it was acquired by HCP, Inc. in 1999. Previously, Mr. Sullivan was an investment banker with Goldman, Sachs & Co. for 20 years. Mr. Sullivan holds a Bachelor of Science degree and a Juris Doctor from the University of Minnesota and a Master of Business Administration from the Harvard Graduate School of Business. He is currently a member of the board of directors of HCP, Inc., Amylin Pharmaceuticals, Inc., AutoGenomics and Cymetrix, Inc. Mr. Sullivan previously served as a director of Covenant Care, Inc. from 2000 until March 2006.

George A. Vandeman has served on the Board since October 2007 and as Chairman of the Board since October 2008. Mr. Vandeman has been the principal of Vandeman & Co., a private investment firm, since he retired from Amgen, Inc. in July 2000. From 1995 to 2000, Mr. Vandeman was Senior Vice President and General Counsel of Amgen and a member of its Operating Committee. Immediately prior to joining Amgen in July 1995, Mr. Vandeman was a senior partner and head of the Mergers and Acquisitions Practice Group at the international law firm of Latham & Watkins LLP, where he worked for nearly three decades. Mr. Vandeman holds a Bachelor of Arts degree and a Juris Doctor from the University of Southern California. Mr. Vandeman is a member and past Chair of the Board of Councilors at the University of Southern California Law School.

Paul M. Watson has served on the Board since July 2008. Mr. Watson is the retired Vice Chairman of Wells Fargo Bank, N.A., where he was responsible for wholesale and commercial banking, and headed Wells Fargo’s nationwide commercial, corporate and treasury management businesses. Prior to his 45-year tenure at Wells Fargo, Mr. Watson served as 1st Lieutenant in the United States Army. Mr. Watson holds a Bachelor of Arts degree from the University of San Francisco and a certificate from the Graduate School of Credit and Financial Management at Stanford University. Mr. Watson is the Chairman of the Finance Council of The Roman Catholic Archdiocese of Los Angeles. Mr. Watson originally joined the Board pursuant to a Stockholder Agreement, dated as of July 28, 2008, described in further detail in our Current Report on Form 8-K filed with the SEC on July 29, 2008.

David L. Weinstein has served on the Board since August 2008. Mr. Weinstein is currently a partner at Belvedere Capital, a real estate investment firm based in New York. From April 2007 until December 2008, Mr. Weinstein was a Managing Director of Westbridge Investment Group/Westmont Hospitality Group, a real estate investment fund focused on hospitality. From 1996 until January 2007, Mr. Weinstein worked at Goldman, Sachs & Co. in New York, first in the real estate investment banking group (focusing on mergers, asset sales and corporate finance) and then from 2004 as Vice President, Special Situations Group – Real Estate. Mr. Weinstein holds a Bachelor of Science degree in Economics, magna cum laude, from The Wharton School and a Juris Doctor, cum laude, from the University of Pennsylvania Law School. He is a member of the New York State Bar Association. Mr. Weinstein originally joined the Board pursuant to a Stockholder Agreement, dated as of July 28, 2008, described in further detail in our Current Report on Form 8-K filed with the SEC on July 29, 2008.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF MS. GARVEY AND MESSRS. GILLFILLAN, RISING, SULLIVAN, VANDEMAN, WATSON AND WEINSTEIN TO SERVE ON OUR BOARD OF DIRECTORS UNTIL THE 2010 ANNUAL MEETING AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFY.

Board Governance Documents

The Board maintains charters for each of its committees and has adopted written corporate governance guidelines and a code of business conduct and ethics applicable to independent directors, executive officers, employees and agents, each of which is available for viewing on the Company’s website at http://www.maguireproperties.com under the heading “Investor Relations – Corporate Governance.” Each of such documents is also available in print to any stockholder who sends a written request to that effect to the attention of Jonathan L. Abrams, Secretary, Maguire Properties, Inc., 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071.

Any amendment to, or waiver of, any provision of the code of business conduct and ethics applicable to our independent directors and executive officers must be approved by the Board. Any such amendment or waiver that would otherwise be required to be disclosed under SEC rules or New York Stock Exchange (“NYSE”) listing standards or regulations will be promptly posted on our website.

Director Independence

The NYSE requires each NYSE-listed company to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee each comprised solely of independent directors. Our Board has adopted independence standards as part of our corporate governance guidelines, which can be accessed on our website at http://www.maguireproperties.com under the heading “Investor Relations – Corporate Governance.” This document is also available in print to any stockholder who requests it by writing to our Secretary, as provided for above under the heading “– Board Governance Documents.”

The independence standards contained in our corporate governance guidelines incorporate the categories of relationships between a director and a listed company that would make a director ineligible to be independent according to the standards issued by the NYSE.

In accordance with NYSE rules and our corporate governance guidelines, the Board in June 2009 affirmatively determined that each of the following directors is independent within the meaning of both our and the NYSE’s director independence standards, as then in effect:

Christine N. Garvey

Michael J. Gillfillan

Joseph P. Sullivan

George A. Vandeman

Paul M. Watson

David L. Weinstein

The persons listed above include all of our directors standing for re-election, other than Mr. Nelson Rising, our President and Chief Executive Officer.

Messrs. Lawrence S. Kaplan and Walter L. Weisman and Ms. Andrea Van de Kamp served on the Board from January 1, 2008 through the date of our 2008 Annual Meeting on October 2, 2008, and Messrs. Jonathan M. Brooks and Cyrus S. Hadidi have served on the Board since July 28, 2008 and will leave the Board on July 23, 2009, the date of our 2009 Annual Meeting. Each of Messrs. Kaplan and Weisman and Ms. Van de Kamp (in August 2008) and Messrs. Brooks and Hadidi (in June 2009) was affirmatively determined by the Board to be independent within the meaning of both our and the NYSE’s director independence standards.

The Board has also determined that each of the current members of our Audit, Compensation and Nominating and Corporate Governance Committees is independent within the meaning of both our and the NYSE’s director independence standards applicable to members of such committees. Additionally, our Audit Committee members satisfy the enhanced independence standards set forth in Rule 10A-3(b)(1)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE listing standards.

Recent Events

Effective May 21, 2009, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, elected Messrs. Gillfillan and Sullivan to the Board and temporarily increased the size of the Board from seven to nine members. Current directors Messrs. Brooks and Hadidi have chosen not to stand for re-election, and the Board will be automatically reduced from nine to seven members as of and from July 23, 2009 (the date of the Annual Meeting). Messrs. Brooks and Hadidi joined the Board pursuant to a July 28, 2008 stockholder agreement between the Company and JMB Capital Partners Master Fund, L.P. and certain of its affiliates (collectively the “JMB Group”). Pursuant to the stockholder agreement: (1) we agreed to nominate and recommend for election as directors Ms. Garvey and Messrs. Nelson Rising and Vandeman, all of whom were already directors at that time, as well as new directors Messrs. Brooks, Hadidi and Watson and a director to be named (designated on August 6, 2008 as Mr. Weinstein); and (2) current directors Messrs. Kaplan and Weisman and Ms. Van de Kamp would not stand for re-election at the 2008 Annual Meeting. In addition, the JMB Group agreed to irrevocably withdraw any stockholder proposal or proposed director nominees for consideration at the 2008 Annual Meeting and to refrain from making any other stockholder proposals or director nominations during the term of the agreement. The agreement and the JMB Group’s obligations will terminate on July 23, 2009 immediately prior to the Annual Meeting, or earlier upon the occurrence of certain other events as set forth in the stockholder agreement. The stockholder agreement was filed with the SEC as an exhibit to our Current Report on Form 8-K dated July 29, 2008.

Board Meetings

The Board held 15 meetings and the non-management directors (which includes all directors except for our Chief Executive Officer) met in executive session eight times during the fiscal year ended December 31, 2008. Mr. Weisman, our Chairman until the 2008 Annual Meeting, presided over such executive sessions prior to October 2, 2008, while Mr. Vandeman, our current Chairman, presided over such executive sessions on and after October 2, 2008. The number of meetings for each Board committee is set forth below under the heading “– Board Committees.” During the fiscal year ended December 31, 2008, all of our directors attended at least 75% of the total number of meetings of the Board and of the Board committees on which they served. The Board expects all nominees for director to attend the Annual Meeting barring unforeseen circumstances or unresolvable conflicts. All of our directors at the time of our 2008 Annual Meeting, which was held on October 2, 2008, were in attendance at such Annual Meeting.

Board Committees

Audit Committee–

General

Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The function of the Audit Committee is to help ensure the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. The Audit Committee selects, assists and meets with the independent registered public accounting firm, oversees each annual audit and quarterly review, establishes and maintains our internal audit controls and prepares the report that federal securities laws require to be included in our Proxy Statement each year (see page 58 for the current Audit Committee Report). The Board has approved a charter of the Audit Committee and the Audit Committee carries out its responsibilities in accordance with those terms. The charter is located on our website at http://www.maguireproperties.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for above under the heading “– Board Governance Documents.” Currently, Mr. Watson is Chair and Ms. Garvey and Mr. Hadidi are members of the Audit Committee, each of whom is an independent director. Based on her experience and expertise, the Board has determined that Ms. Garvey is an “audit committee financial expert” as defined by the SEC. The Audit Committee meets the NYSE composition requirements, including the requirements dealing with financial literacy and financial sophistication. The members of our Audit Committee satisfy the enhanced independence standards applicable to audit committees set forth in Rule 10A-3(b)(i) under the Exchange Act and the NYSE listing standards. During the fiscal year ended December 31, 2008, the Audit Committee met 12 times. The composition of the Audit Committee following the date of the Annual Meeting will be determined by the Board promptly after the Annual Meeting.

Pre-approval Policies and Procedures

Our Audit Committee charter provides that the Audit Committee is to pre-approve all audit services and permitted non-audit services to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act.

In addition, consistent with SEC rules regarding auditor independence, the Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, which provides that the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. The pre-approval policy sets forth procedures to be used for pre-approval requests relating to audit services, audit-related services, tax services and all other services and provides that:

•	The Audit Committee may consider the amount of fees as a factor in determining whether a proposed service would impair the independence of the independent registered public accounting firm;

•

Requests or applications to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s and Public Company Accounting Oversight Board’s rules on auditor independence;

•

The Audit Committee may delegate pre-approval authority to one or more of its members, and if the Audit Committee does so, the member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at or prior to its next scheduled meeting; and

•	The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

Further information regarding the specific functions performed by the Audit Committee is set forth below under the heading “Audit Matters – Audit Committee Report.”

Compensation Committee–

The Compensation Committee establishes, reviews, modifies and approves the compensation and benefits of our executive officers, administers the Second Amended and Restated 2003 Incentive Award Plan (the “Incentive Award Plan”) of Maguire Properties, Inc., Maguire Properties Services, Inc. (the “Services Company”) and Maguire Properties, L.P. (the “Operating Partnership”), and any other incentive programs, and produces an annual report on executive compensation for inclusion in our Proxy Statement each year (see page 36 for the current Compensation Committee Report on Executive Compensation). Our Compensation Committee Charter is located on our website at http://www.maguireproperties.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for above under the heading “– Board Governance Documents.” Currently, Ms. Garvey is Chair and Messrs. Brooks and Vandeman are members of the Compensation Committee, each of whom is an independent director. During the fiscal year ended December 31, 2008, the Compensation Committee met five times. The composition of our Compensation Committee following the date of the Annual Meeting will be determined by the Board promptly after the Annual Meeting. Further information regarding the specific functions performed by the Compensation Committee is set forth below under the headings “Compensation Discussion and Analysis” and “Compensation Committee Report on Executive Compensation.”

Nominating and Corporate Governance Committee–

We have a Nominating and Corporate Governance Committee whose function is to: identify, evaluate and recommend qualified Board candidates; develop and recommend to the Board corporate governance guidelines; review the performance of the Board; consider succession planning; and review and make recommendations to the Board with respect to governance matters. Our Nominating and Governance Committee Charter is located on our website at http://www.maguireproperties.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for above under the heading “– Board Governance Documents.” Currently, Mr. Vandeman is Chair and Messrs. Watson and Weinstein are members of the Nominating and Corporate

Governance Committee, each of whom is an independent director. During the fiscal year ended December 31, 2008, the Nominating and Corporate Governance Committee met four times. The composition of our Nominating and Corporate Governance Committee following the date of the Annual Meeting will be determined by the Board promptly after the Annual Meeting. Further information regarding the Nominating and Corporate Governance Committee is set forth below under the heading “– Qualifications of Director Nominees” and “– Nominating and Corporate Governance Committee’s Process for Considering Director Nominees.”

Qualifications of Director Nominees

The Nominating and Corporate Governance Committee has not set forth minimum qualifications for Board nominees. However, pursuant to its charter, the Nominating and Corporate Governance Committee considers the following criteria:

•	Experience in corporate governance, such as service as an officer or former officer of a publicly-held company;

•	Experience in the real estate industry;

•	Experience as a board member of another publicly-held company; and

•	Academic expertise in an area of our operations.

Nominating and Corporate Governance Committee’s Process for Considering Director Nominees

At an appropriate time prior to each Annual Meeting of Stockholders at which directors are to be elected or re-elected, the Nominating and Corporate Governance Committee recommends to the Board for nomination by the Board such candidates as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. The Nominating and Corporate Governance Committee evaluates the performance of each current director in considering its recommendations.

At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Nominating and Corporate Governance Committee recommends to the Board for election by the Board to fill such vacancy such prospective member of the Board as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating and Corporate Governance Committee considers the factors listed above under the heading “– Qualifications of Director Nominees.”

Notwithstanding the foregoing, if we are legally required by contract or otherwise to permit a third party to designate one or more of the directors to be elected (for example, pursuant to rights contained in the Articles Supplementary for our Series A Cumulative Redeemable Preferred Stock to elect directors upon non-payment of dividends or pursuant to a stockholder agreement), then the nomination or election of such directors shall be governed by such requirements. Additionally, recommendations received by stockholders will be considered and are subject to the same criteria as are candidates recommended by the Nominating and Corporate Governance Committee.

Manner by Which Stockholders May Recommend Director Candidates

The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. All recommendations must be directed to the Chair of the Nominating and Corporate Governance Committee, c/o Jonathan L. Abrams, Secretary, Maguire Properties, Inc., 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071. Recommendations for director nominees to be considered at the 2010 Annual Meeting must be received in writing (i) not less than 60 days nor more than 90 days prior to the first anniversary of the date of the 2009 Annual Meeting or (ii) if the date of the 2010 Annual Meeting is advanced or delayed by more than 30 days from such anniversary date, not earlier than the 90th day prior to the 2010 Annual Meeting date and not later than the close of business on the later of the 60th day prior to the 2010 Annual Meeting date or the tenth day following the date on which public announcement of the 2010 Annual Meeting date is first made. Each stockholder recommending a person as a director candidate must provide us with the following information so that the Nominating and Corporate Governance Committee may determine whether the recommended director candidate is independent from the stockholder, or each member of the stockholder group, that has recommended the director candidate:

•

If the recommending stockholder or any member of the recommending stockholder group is a natural person, whether the recommended director candidate is the recommending stockholder, a member of the recommending stockholder group, or a member of the immediate family of the recommending stockholder or any member of the recommending stockholder group;

•

If the recommending stockholder or any member of the recommending stockholder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is or has been at any time during the current or preceding calendar year an employee of the recommending stockholder or any member of the recommending stockholder group;

•

Whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted, directly or indirectly, any consulting, advisory, or other compensatory fees from the recommending stockholder or any member of the group of recommending stockholders, or any of their respective affiliates, during the current or preceding calendar year;

•

Whether the recommended director candidate is an executive officer or director (or person fulfilling similar functions) of the recommending stockholder or any member of the recommending stockholder group, or any of their respective affiliates; and

•	Whether the recommended director candidate controls the recommending stockholder or any member of the recommending stockholder group.

The recommending stockholder must also provide supplemental information that the Nominating and Corporate Governance Committee may request to determine whether the recommended director candidate (i) is qualified to serve on the Audit Committee, (ii) meets the standards of an independent director, and (iii) satisfies the standards for our directors set forth above under the heading “– Qualifications of Director Nominees.” In addition, the recommending stockholder must include the consent of the recommended director candidate in the information provided to us and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating and Corporate Governance Committee will not consider any director candidate if such candidate’s candidacy or, if elected, Board membership, would violate controlling federal or state law.

Communications with the Board

Stockholders or other interested persons wishing to communicate with the Board may send correspondence directed to the Board, c/o Jonathan L. Abrams, Secretary, Maguire Properties, Inc., 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071. Mr. Abrams will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to our management. Mr. Abrams will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Mr. Abrams will forward all such communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication, as appropriate. Correspondence intended for our non-management directors as a group should be delivered to our address above, “Attention: Non-Management Directors, c/o Jonathan L. Abrams, Secretary.”

Compensation of Directors

The following table summarizes the compensation earned by each of our independent directors during the fiscal year ended December 31, 2008:

DIRECTOR COMPENSATION

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Jonathan M. Brooks (6)	42,663	500	6,491	—	—	49,654
Christine N. Garvey (7)	55,978	500	8,538	—	—	65,016
Cyrus S. Hadidi (6)	42,663	500	6,491	—	—	49,654
Lawrence S. Kaplan (8)	251,250	6,050	11,987	—	5,345	274,632
Andrea L. Van de Kamp (8)	275,000	6,050	11,987	—	5,345	298,382
George A. Vandeman	293,750	500	10,973	—	—	305,223
Paul M. Watson (6)	51,413	500	6,491	—	—	58,404
Walter L. Weisman (8)	300,000	6,050	11,987	—	5,345	323,382
David L. Weinstein (9)	39,946	500	7,023	—	—	47,469

(1)	Our Chief Executive Officer, Mr. Nelson C. Rising, is a member of our Board. Mr. Rising does not receive any additional compensation for his services as a director. All compensation for his services as an employee of our company is shown in the “Summary Compensation Table.” Our former Chief Executive Officer, Mr. Robert F. Maguire III, was a member of our Board until May 17, 2008. Mr. Maguire did not receive any compensation for his services as a director. All compensation for his services as an employee of our company is shown in the “Summary Compensation Table.”

(2)	Amounts shown in Column (b) are those earned during the fiscal year ended December 31, 2008 for annual retainer fees, committee fees and/or chair fees. For further information, please see the discussion below under the heading “– Retainers and Fees.”

(3)	Amounts shown in Column (c) represent the amount recognized for financial statement reporting purposes during the fiscal year ended December 31, 2008 in accordance with Statement of Financial Accounting Standards No. 123 (Revised), Share-Based Payment (“SFAS No. 123R”). Pursuant to SEC rules and regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The awards for which expense is shown in Column (c) are for those granted in the fiscal years ended December 31, 2007 and 2008.

Messrs. Brooks, Hadidi, Vandeman, Watson and Weinstein and Ms. Garvey each received an annual grant of 1,000 shares of restricted stock on October 2, 2008 with a SFAS No. 123(R) grant date fair value of $6,000, based on the closing market price of our common stock on the NYSE on the date of grant of $6.00 per share.

As of December 31, 2008, our directors held the following number of shares of restricted stock that had not yet vested: Mr. Brooks, 1,000; Ms. Garvey, 1,000; Mr. Hadidi, 1,000; Mr. Kaplan, none; Ms. Van de Kamp, none; Mr. Vandeman, 1,000; Mr. Watson, 1,000; Mr. Weisman, none; and Mr. Weinstein, 1,000.

(4)	Amounts shown in Column (d) represent the amount recognized for financial statement reporting purposes during the fiscal year ended December 31, 2008 in accordance with SFAS No. 123(R). Pursuant to SEC rules and regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The awards for which expense is shown in Column (d) include those granted in the fiscal years ended December 31, 2005, 2006, 2007 and 2008.

On July 2, 2008, Ms. Garvey received an award of 7,500 nonqualified stock options upon joining our Board that had a SFAS No. 123(R) grant date fair value of $43,865. On July 28, 2008, Messrs. Brooks, Hadidi and Watson each received an award of 7,500 nonqualified stock options upon joining our Board that had a SFAS No. 123(R) grant date fair value of $37,898. On August 6, 2008, Mr. Weinstein received an award of 7,500 nonqualified stock options upon joining our Board that had a SFAS No. 123(R) grant date fair value of $41,728. Messrs. Brooks, Hadidi, Vandeman, Watson and Weinstein and Ms. Garvey also received an annual grant of 5,000 nonqualified stock options on October 2, 2008 with a SFAS No. 123(R) grant date fair value of $14,729. For a discussion of the assumptions used in calculating grant date fair value, see Item 8. “Financial Statements and Supplementary Data – Note 2 to the Consolidated Financial Statements” in our Annual Report on Form 10-K/A filed with the SEC on April 30, 2009.

As of December 31, 2008, our directors held the following number of outstanding nonqualified stock option awards: Mr. Brooks, 12,500; Ms. Garvey, 12,500; Mr. Hadidi, 12,500; Mr. Kaplan, 22,500; Ms. Van de Kamp, 22,500; Mr. Vandeman, 12,500; Mr. Watson, 12,500; Mr. Weisman, 20,000; and Mr. Weinstein, 12,500. The nonqualified stock option awards held by Messrs. Kaplan and Weisman and Ms. Van de Kamp as of December 31, 2008 expired on April 2, 2009.

(5)	Amounts shown in Column (f) represent dividends earned during the fiscal year ended December 31, 2008 on unvested restricted stock awards.

(6)	Messrs. Brooks, Hadidi and Watson joined the Board on July 28, 2008.

(7)	Ms. Garvey joined the Board on July 2, 2008.

(8)	Messrs. Kaplan and Weisman and Ms. Van de Kamp did not stand for re-election to the Board on October 2, 2008.

(9)	Mr. Weinstein joined the Board on August 6, 2008.

Retainers and Fees–

During the fiscal year ended December 31, 2008, each of our non-employee directors received a retainer of $25,000 per quarter. Our Board members do not receive any additional compensation for attending Board or committee meetings.

During the fiscal year ended December 31, 2008, our Audit Committee Chair received a fee of $35,000 per year. Mr. Watson received a fee of $8,750 for his services as Chair of this committee during the fourth quarter of 2008. Our previous Audit Committee Chair, Mr. Kaplan, received fees totaling $26,250 during the fiscal year ended December 31, 2008 for chairing this committee.

During the fiscal year ended December 31, 2008, our Compensation Committee Chair received a fee of $25,000 per year. Ms. Garvey received a fee of $6,250 for her services as Chair of this committee during the fourth quarter of 2008. Our previous Compensation Committee Chair, Mr. Vandeman, received fees totaling $18,750 during the fiscal year ended December 31, 2008 for chairing this committee.

During the fiscal year ended December 31, 2008, Mr. Vandeman received a fee of $25,000 for his services as Chairman of the Board during the fourth quarter of 2008. As our former Chairman and lead independent director, Mr. Weisman received fees totaling $75,000 during the fiscal year ended December 31, 2008.

In November 2007, the Board formed a Special Committee comprised of independent directors to focus on strategic alternatives for preserving and enhancing value for our stockholders. The initial members of the committee included Messrs. Kaplan, Vandeman and Weisman. Ms. Van de Kamp joined the committee in March 2008. For their services on the Special Committee, each member earned a monthly fee of $25,000. Messrs. Kaplan, Vandeman and Weisman and Ms. Van de Kamp each received fees totaling $200,000 during the fiscal year ended December 31, 2008 for their participation on this committee.

Equity Awards–

The Incentive Award Plan provides for formula grants of stock options to non-employee directors. Upon election to the Board, each director receives a grant of 7,500 nonqualified stock options. Thereafter, on the date of each annual meeting of stockholders at which a non-employee director is re-elected to the Board, the director receives a grant of 5,000 nonqualified stock options. These nonqualified stock options allow the director to purchase shares of our common stock at an exercise price of 100% of the fair market value of our common stock on the date of grant. These options vest over three equal annual installments on each of the first, second and third anniversaries of the date of grant. However, options granted to directors become fully vested upon retirement from the Board. Vested options can be exercised up to 12 months from the date of death or leaving the Board due to permanent and total disability, up to six months from the date of leaving the Board for reasons other than death or permanent and total disability, or ten years from the date of grant. In the event of a change in control (as such term is defined in our Incentive Award Plan), all options accelerate and become fully exercisable immediately prior to the effective date of such change in control, unless such option has either previously expired or the successor company assumes or substitutes such option. Following the effective date, all options not assumed, substituted for or exercised expire.

Each director also receives an annual grant of 1,000 shares of restricted stock upon election or re-election to the Board. Restricted stock awards vest in three equal annual installments on each of the first, second and third anniversaries of the date of grant. Any unvested restricted stock awards are forfeited or subject to our right of repurchase, except in limited circumstances, as determined by the Compensation Committee (including termination of directorship following a change in control) when a director leaves the Board for any reason.

Proposed Changes to Director Compensation–

On June 11, 2009, our Compensation Committee determined to recommend to the Board the following changes to our director compensation program:

•

Each non-employee director will receive a retainer of $25,000 per quarter, and will be permitted to elect to receive up to 50% of this retainer in the form of shares of our common stock in lieu of cash.

•

Each newly elected non-employee director will, at the time of his or her initial election, be granted $40,000 worth of restricted stock (based on the fair market value of a share of our common stock on the date of grant). Each continuing non-employee director will also receive an annual grant of $40,000 worth of restricted stock (based on the fair market value of a share of our common stock on the date of grant) on the date of each annual meeting of our stockholders. Subject to the director’s continued service, the restricted stock will vest in three equal installments on each of the first, second and third anniversaries of the date of grant. These grants will replace the current formula grants of stock options and restricted stock to non-employee directors under the Incentive Award Plan.

•	The proposed program would provide for the following additional annual fees for Board committee members and chairs:

•	Audit Committee membership: $5,000

•	Nominating and Corporate Governance Committee Chair: $10,000

•	Other Committee Chair: $25,000

•	The $35,000 annual fee for the Audit Committee Chair and the $25,000 annual fee for the Compensation Committee Chair would remain unchanged.

We expect that our Board will review and make a determination with respect to the Compensation Committee’s recommendations at a Board meeting to be held following the Annual Meeting.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2008, Messrs. Brooks, Kaplan, Vandeman and Weisman, Ms. Garvey and Ms. Van de Kamp served on the Compensation Committee. Messrs. Kaplan and Weisman and Ms. Van de Kamp resigned from the committee on October 2, 2008 when they did not stand for re-election to the Board. During the fiscal year ended December 31, 2008, there were no interlocks with other companies requiring disclosure under the applicable SEC rules and regulations. None of the members of the Compensation Committee is or has been an officer or employee of our company or any of its subsidiaries.

ITEM 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since our inception in 2002. A representative of KPMG LLP is expected to be present at the Annual Meeting, and, if present, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table summarizes the fees for professional services rendered by KPMG LLP related to the fiscal years ended December 31, 2008 and 2007:

	For the Year Ended December 31,
	2008	2007
Audit fees (1)	$1,314,000	$1,291,000
Audit-related fees (2)	374,000	299,000
Tax fees (3)	—	—
All other fees (4)	—	31,000

	$1,688,000	$1,621,000

(1)	Audit fees consist of fees for professional services provided in connection with the audits of our annual consolidated financial statements and internal control over financial reporting, the performance of interim reviews of our quarterly unaudited financial information and consents.

(2)	Audit-related fees consist of fees for agreed-upon procedures related to audits for certain of our properties.

(3)	We did not engage KPMG LLP for tax services during any year.

(4)	All other fees in the fiscal year ended December 31, 2007 consist of fees related to an audit of the expenses of a property managed by us and a software licensing fee.

During the fiscal years ended December 31, 2008 and 2007, all audit services provided to us by KPMG LLP were pre-approved by the Audit Committee, and no non-audit services were performed for us by KPMG LLP.

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by the Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s best interests.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the ratification of the selection of KPMG LLP as our independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

PRINCIPAL STOCKHOLDERS

The following table sets forth the only persons known to us to be the beneficial owner, or deemed to be the beneficial owner, of more than 5% of our common stock (or common stock currently outstanding and common stock issuable at our option upon the redemption of units in our Operating Partnership) as of June 5, 2009:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)	Percent of Common Stock and Units (1)
(a)	(b)	(c)	(d)
Robert F. Maguire III (2),(3) 1733 Ocean Avenue Suite 300 Santa Monica, CA 90401	10,597,036	19.43%	19.39%

California Capital Limited Partnership (4) 10182 Culver Boulevard Culver City, CA 90232	4,650,000	9.69%	8.51%

JMB Capital Partners Master Fund, L.P. (5) 1999 Avenue of the Stars Suite 2040 Los Angeles, CA 90067	4,650,000	9.69%	8.51%

Wesley Capital Management, LLC (6) 717 5th Avenue 14th Floor New York, NY 10022	4,536,586	9.45%	8.30%

Scoggin Capital Management, L.P. II (7) 660 Madison Avenue New York, NY 10021	4,151,259	8.65%	7.60%

Barclays Global Investors, NA (8) 400 Howard Street San Francisco, CA 94105	2,898,277	6.04%	5.30%

The Vanguard Group, Inc. (9) 100 Vanguard Boulevard Malvern, PA 19355	2,681,808	5.59%	4.91%

Third Point LLC (10) 390 Park Avenue New York, NY 10022	2,410,000	5.02%	4.41%

(1)	Amounts and percentages in this table are based on 47,981,347 shares of our common stock and 6,674,573 Operating Partnership units (other than units held by Maguire Properties, Inc.) outstanding as of June 5, 2009. Operating Partnership units are redeemable for cash or, at our option, shares of our common stock on a one-for-one basis. The total number of shares outstanding used in calculating the percentages shown in Columns (c) and (d) for Mr. Maguire assumes that all common stock that he has the right to acquire upon redemption of Operating Partnership units are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other beneficial owner.

(2)	Amount shown in Column (b) for Mr. Maguire assumes that he has tendered all of his Operating Partnership units for redemption and that they have been exchanged by us for shares of our common stock at our option.

(3)	Information regarding Mr. Maguire is based solely on a Schedule 13D filed by Mr. Maguire with the SEC on January 15, 2009. The Schedule 13D indicates that (i) Mr. Maguire holds 4,048,153 shares of our common stock and 3,471,045 Operating Partnership units directly; (ii) 3,025,206 Operating Partnership units are held by three entities that are wholly owned and controlled by Mr. Maguire; and (iii) 52,632 Operating Partnership units are held by Maguire Partners – Master Investments, LLC (“Master Investments”), an entity in which Mr. Maguire holds a 55% membership interest and shares voting and dispositive power with respect to such Operating Partnership units with other members. Mr. Maguire disclaims beneficial ownership in the 45% of the units owned by Master Investments in which he has no pecuniary interest. The Schedule 13D indicates that Mr. Maguire has sole voting and dispositive power with respect to 4,763,160 shares of our common stock (including 715,007 Operating Partnership units that are currently redeemable) and 5,781,244 Operating Partnership units and no shared voting and dispositive power. The Schedule 13D also indicates that Mr. Maguire has shared voting and dispositive power with respect to 52,632 Operating Partnership units held by Master Investments and no sole voting and dispositive power.

The Schedule 13D indicates that Mr. Maguire has a personal loan that is secured by his pledge of 4,048,153 shares of our common stock and 6,276,251 Operating Partnership units.

(4)	Information regarding The California Capital Limited Partnership (“CA Capital”), Themba LLC (“Themba”), The Themba 2005 Trust I (“Themba I”), The Themba 2005 Trust II (“Themba II”), The California Capital Trust (“CA Trust”), Dr. Patrick Soon-Shiong and Steven H. Hassan is based solely on a Schedule 13D filed with the SEC on October 10, 2008. The Schedule 13D indicates that California Capital, Themba, Themba I, Themba II, CA Trust, Dr. Soon-Shiong and Mr. Hassan each share voting and dispositive power with respect to 4,650,000 shares of our common stock and no sole voting or dispositive power.

The Schedule 13D indicates that the principal business of CA Capital is the holding of securities. The principal business of Themba is acting as the general partner of CA Capital. The principal business of Themba I, Themba II and CA Trust is estate planning. Dr. Soon-Shiong is the Chairman and Chief Executive Officer of Abraxis BioScience, Inc. Mr. Hassan is an independent certified public accountant. The principal address for Dr. Soon-Shiong is 11755 Wilshire Boulevard, Suite 2000, Los Angeles, California 90025. The principal address for Mr. Hassan is 149 South Barrington Avenue, #311, Los Angeles, California 90049.

(5)	Information regarding JMB Capital Partners Master Fund, L.P. (“JMB Capital”), Smithwood Advisers, L.P. (“Smithwood Advisers”), Smithwood General Partner, LLC (“Smithwood GP”), Smithwood Partners, LLC (“Smithwood Partners”) and Jonathan Brooks is based solely on a Schedule 13D/A filed by JMB Capital, Smithwood Advisers, Smithwood GP, Smithwood Partners and Jonathan Brooks (together, the “JMB Group”) with the SEC on July 30, 2008 and a Schedule 13D filed by the JMB Group with the SEC on November 13, 2007. The Schedule 13D/A filed with the SEC on July 30, 2008 indicates that JMB Capital, Smithwood Advisors, Smithwood GP, Smithwood Partners and Mr. Brooks each had shared voting and dispositive power with respect to 4,650,000 shares of our common stock and no sole voting or dispositive power.

The Schedule 13D filed with the SEC on November 13, 2007 indicates that JMB Capital is a master fund whose principal business is investing and that the principal business of Smithwood Advisers, Smithwood GP and Smithwood Partners is the management of investment funds and the activities related thereto. According to this Schedule 13D, Smithwood Partners is the general partner of JMB Capital and Smithwood Advisers is the investment adviser of JMB Capital. According to this Schedule 13D, Smithwood GP is the general partner of Smithwood Advisers and Mr. Brooks is the managing member of Smithwood Partners and the controlling owner and managing member of Smithwood GP.

Mr. Brooks is a member of our Board, and he holds 1,000 restricted shares of our common stock directly. Mr. Brooks disclaims any beneficial ownership of the shares of common stock held by JMB Capital in which he has no pecuniary interest.

(6)	Information regarding Wesley Capital Management, LLC (“Wesley Capital”), Arthur Wrubel and John Khoury is based solely on a Schedule 13G/A filed with the SEC on February 13, 2009. The Schedule 13G/A indicates that Wesley Capital and Messrs. Wrubel and Khoury each share voting and dispositive power with respect to 4,536,586 shares of our common stock and no sole voting or dispositive power.

The Schedule 13G/A indicates that Messrs. Wrubel and Khoury are managing members of Wesley Capital.

(7)	Information regarding Scoggin Capital Management, L.P. II (“Scoggin Capital”), Scoggin International Fund, Ltd. (“Scoggin International”), Scoggin Worldwide Fund, Ltd. (“Scoggin Worldwide”), Old Bell Associates, LLC (“Old Bell”), A. Dev Chodry, Scoggin, LLC, Craig Effron and Curtis Schenker is based solely on a Schedule 13G/A filed with the SEC on February 13, 2009. The Schedule 13G/A indicates that (i) Scoggin Capital had sole voting and dispositive power with respect to 1,225,000 shares of our common stock and no shared voting or dispositive power; (ii) Scoggin International had sole voting and dispositive power with respect to 1,933,759 shares of our common stock and no shared voting or dispositive power; (iii) Scoggin Worldwide had sole voting and dispositive power with respect to 395,000 shares of our common stock and no shared voting or dispositive power; (iv) Scoggin, LLC had sole voting and dispositive power with respect to 1,933,759 shares of our common stock and shared voting and dispositive power with respect to 377,500 shares of our common stock; (v) Mr. Effron had sole voting and dispositive power with respect to 220,000 shares of our common stock and shared voting and dispositive power with respect to 3,931,259 shares of our common stock; (vi) Mr. Schenker had sole voting and dispositive power with respect to 17,500 shares of our common stock and shared voting and dispositive power with respect to 3,931,259 shares of our common stock; and (vii) Old Bell and Mr. Chodry each had shared voting and dispositive power with respect to 395,000 shares of our common stock and no sole voting or dispositive power.

The Schedule 13G/A indicates that the general partner of Scoggin Capital is S&E Partners, L.P., that Scoggin, Inc. is the sole general partner of S&E Partners, L.P. and that Messrs. Effron and Schenker are the stockholders of Scoggin, Inc. Additionally, the Schedule 13G/A indicates that Scoggin, LLC is the investment manager of Scoggin International and the investment manager for certain discretionary managed accounts and that Messrs. Effron and Schenker are the managing members of Scoggin, LLC. The Schedule 13G/A indicates that Old Bellows Partners LP is the investment manager of Scoggin Worldwide and that Old Bell is the general partner of Old Bellows Partners LP. Mr. Chodry is a principal of Old Bellow Partners LP, and Scoggin, LLC is also a principal of Old Bellows Partners LP and serves as investment sub-manager for equity and event-driven investing for Scoggin Worldwide. The principal address for Scoggin International is c/o Swiss Financial Services (Bahamas) Ltd., One Montague Place, 4th Floor, East Bay Street, P.O. Box EE-17758, Nassau, Bahamas. The principal address for Scoggin Worldwide is c/o Q&H Corporate Services, Ltd., 3rd Floor, Harbour Centre, P.O. Box 1348, George Town, Grand Cayman, Cayman Islands.

(8)	Information regarding Barclays Global Investors, NA (“Barclays”), Barclays Global Fund Advisors (“Barclays Advisors”), Barclays Global Investors, LTD (“Barclays Investors”) and Barclays Global Investors Japan Limited (“Barclays Japan”) is based solely on a Schedule 13G filed with the SEC on February 5, 2009. The Schedule 13G indicates that Barclays had sole voting power with respect to 1,453,663 shares of our common stock, sole dispositive power with respect to 1,600,015 shares of our common stock and no shared voting or dispositive power. The Schedule 13G indicates that Barclays Advisors had sole voting and dispositive power with respect to 1,252,997 shares of our common stock and no shared voting or dispositive power. The Schedule 13G indicates that Barclays Investors had sole voting and dispositive power with respect to 26,418 shares of our common stock and no shared voting or dispositive power. The Schedule 13G indicates that Barclays Japan had sole voting and dispositive power with respect to 18,847 shares of our common stock and no shared voting or dispositive power.

The Schedule 13G indicates that the shares reported by Barclays, Barclays Advisors, Barclays Investors and Barclays Japan are held in trust accounts for the economic benefit of the beneficiaries of those accounts. The Schedule 13G indicates that the principal address for Barclays Investors is Murray House,

1 Royal Mint Court, London, EC3N 4HH and the principal address for Barclays Japan is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan.

(9)	Information regarding the Vanguard Group, Inc. (“Vanguard”) is based solely on a Schedule 13G/A filed with the SEC on February 13, 2009. The Schedule 13G/A indicates that Vanguard had sole voting power with respect to 49,222 shares of our common stock, sole dispositive power with respect to 2,681,808 shares of our common stock and no shared voting or dispositive power.

(10)	Information regarding Third Point LLC and Daniel S. Loeb is based solely on a Schedule 13D/A filed by Third Point LLC, Daniel S. Loeb, Third Point Offshore Master Fund, L.P. (the “Offshore Master Fund”) and Third Point Advisors II L.L.C. (“Advisors II”) with the SEC on June 2, 2009.

The Schedule 13D/A indicates that Third Point LLC is the investment manager or adviser to a variety of funds and managed accounts, including the Offshore Master Fund. These funds directly own our common stock. The Schedule 13D/A indicates that Third Point LLC and Mr. Loeb share voting and dispositive power with respect to 2,410,000 shares of our common stock held directly by the funds and no sole voting or dispositive power. The Schedule 13D/A indicates that Third Point LLC and Mr. Loeb may be deemed to have beneficial ownership over our common stock by virtue of the authority granted to them by the funds, including the Offshore Master Fund, to vote and dispose of the securities held by the funds. The Schedule 13D/A indicates that Third Point LLC, Mr. Loeb, and Advisors II share voting and dispositive power with respect to 1,921,000 shares of our common stock directly beneficially owned by the Offshore Master Fund and no sole voting or dispositive power.

According to the Schedule 13D/A, Mr. Loeb is the Chief Executive Officer of Third Point LLC and the Managing Director of the Offshore Master Fund and Advisors II. The Schedule 13D/A indicates that the principal business of the Offshore Master Fund is to invest and trade in securities. The principal business of Advisors II is to serve as the general partner of the Offshore Master Fund. The principal address of the Offshore Master Fund is c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands, British West Indies.

SECURITY OWNERSHIP OF OUR DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of our common stock (or common stock currently outstanding and common stock issuable at our option upon the redemption of units in our Operating Partnership) of: (1) our current directors; (2) our current and former Chief Executive Officer and our current Chief Financial Officer; (3) each of our three other most highly compensated executives, other than our Chief Executive Officer and Chief Financial Officer, as of December 31, 2008; and (4) our current directors and our executive officers listed below under the heading “Executive Officers of the Registrant” as a group, in each case as of June 5, 2009. In preparing this information, we relied solely upon information provided to us by our current directors and executive officers.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2),(3)	Percent of Common Stock (4)	Percent of Common Stock and Units (4)
(a)	(b)	(c)	(d)
Nelson C. Rising (5)	13,158	*	*
Robert F. Maguire III (6), (7)	10,597,036	19.43%	19.39%
Shant Koumriqian (8)	43,608	*	*
Mark T. Lammas (9)	132,013	*	*
Peter K. Johnston (10)	10,790	*	*
Robert P. Goodwin (11)	30,263	*	*
Jonathan M. Brooks (12)	4,651,000	9.69%	8.51%
Christine N. Garvey (13)	8,960	*	*
Michael J. Gillfillan	—	*	*
Cyrus S. Hadidi (14)	1,000	*	*
Joseph P. Sullivan	—	*	*
George A. Vandeman (15)	3,500	*	*
Paul M. Watson (15)	3,500	*	*
David L. Weinstein (14)	1,000	*	*
All directors and executive officers as a group (19 persons) (16)	15,590,850	28.59%	28.52%

*	Less than 1.0%.

(1)	The address for each listed beneficial owner (other than Mr. Maguire) is c/o Maguire Properties, Inc., 355 South Grand Avenue, Suite 3300, Los Angeles, CA 90071. The address for Mr. Maguire is 1733 Ocean Avenue, Suite 300, Santa Monica, CA 90401.

(2)	Unless otherwise indicated, each person is the direct owner of and has sole voting and dispositive power with respect to such common stock and Operating Partnership units, with the exception of restricted stock as to which the person has sole voting but no dispositive power. Amounts and percentages in this table are based on 47,981,347 shares of our common stock and 6,674,573 Operating Partnership units (other than units held by Maguire Properties, Inc.) outstanding as of June 5, 2009. Operating Partnership units are redeemable for cash or, at our option, shares of our common stock on a one-for-one basis.

(3)	Amounts shown in Column (b) for Messrs. Nelson Rising and Maguire assume that each of them has tendered all of his Operating Partnership units for redemption and that they have been exchanged by us for shares of our common stock at our option. Amounts shown in Column (b) for all directors and executive officers assume that stock options exercisable within 60 days of June 5, 2009, if any, are exercised for shares of our common stock.

(4)	The total number of shares outstanding used in calculating the percentages shown in Columns (c) and (d) assumes that all common stock that each person has the right to acquire upon redemption of Operating Partnership units (in the case of Messrs. Nelson Rising and Maguire) or exercise of stock options within 60 days of June 5, 2009 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other beneficial owner.

(5)	Includes 52,632 Operating Partnership units that are held by Master Investments, an entity in which Mr. Nelson Rising holds a 25% membership interest and shares voting and dispositive power with respect to such Operating Partnership units with other members. Mr. Nelson Rising disclaims beneficial ownership in the 75% of the units owned by Master Investments in which he has no pecuniary interest.

Excludes 1,500,000 restricted stock units, of which 60,822 units will be vested within 60 days of June 5, 2009. Vested restricted stock units will not be distributed in shares of our common stock or, at our option, paid in cash until the earliest to occur of the fifth anniversary of the date of grant (May 17, 2013), the date of the occurrence of a change in control or the date of Mr. Nelson Rising’s separation from service for any reason.

(6)	Information regarding Mr. Maguire is based solely on a Schedule 13D filed by Mr. Maguire with the SEC on January 15, 2009. The Schedule 13D indicates that (i) Mr. Maguire holds 4,048,153 shares of our common stock and 3,471,045 Operating Partnership units directly; (ii) 3,025,206 Operating Partnership units are held by three entities that are wholly owned and controlled by Mr. Maguire; and (iii) 52,632 Operating Partnership units are held by Master Investments, an entity in which Mr. Maguire holds a 55% membership interest and shares voting and dispositive power with respect to such Operating Partnership units with other members. Mr. Maguire disclaims beneficial ownership in the 45% of the units owned by Master Investments in which he has no pecuniary interest. The Schedule 13D indicates that Mr. Maguire has sole voting and dispositive power with respect to 4,763,160 shares of our common stock (including 715,007 Operating Partnership units that are currently redeemable) and 5,781,244 Operating Partnership units and no shared voting and dispositive power. The Schedule 13D also indicates that Mr. Maguire has shared voting and dispositive power with respect to 52,632 Operating Partnership units held by Master Investments and no sole voting and dispositive power.

The Schedule 13D indicates that Mr. Maguire has a personal loan that is secured by his pledge of 4,048,153 shares of our common stock and 6,276,251 Operating Partnership units.

(7)	Pursuant to a separation agreement effective May 17, 2008, Mr. Maguire resigned from his roles as Chief Executive Officer, Chairman of the Board and director.

(8)	Includes (i) 29,168 shares of common stock held directly and (ii) 14,440 restricted shares of common stock held directly. Excludes 113,556 restricted stock units, none of which shall vest within 60 days of June 5, 2009.

(9)	Includes (i) 75,146 shares of common stock held directly and (ii) 56,867 restricted shares of common stock held directly. Excludes 74,383 restricted stock units, none of which shall vest within 60 days of June 5, 2009.

(10)	Includes 10,790 shares of common stock held directly.

(11)	Includes 30,263 shares of common stock held directly. Excludes 79,250 restricted stock units, none of which shall vest within 60 days of June 5, 2009.

(12)	Includes 1,000 restricted shares of common stock held directly. Mr. Brooks shares voting and dispositive power with respect to 4,650,000 shares of our common stock held by JMB Capital and no sole voting or dispositive power as detailed above in the table under the heading “– Principal Stockholders.” Mr. Brooks disclaims any beneficial ownership of the shares of common stock held by JMB Capital in which he has no pecuniary interest.

(13)	Includes (i) 4,460 shares of common stock held indirectly, (ii) 1,000 shares of common stock held directly, (iii) 1,000 restricted shares of common stock held directly and (iv) 2,500 shares of common stock issuable upon exercise of stock options.

(14)	Includes 1,000 restricted shares of common stock held directly.

(15)	Includes (i) 1,000 restricted shares of common stock held directly and (ii) 2,500 shares of common stock issuable upon exercise of stock options.

(16)	Excludes 2,180,800 restricted stock units, of which 112,034 units will be vested within 60 days of June 5, 2009. Vested restricted stock units will not be distributed in shares of our common stock or, at our option, paid in cash until the earliest to occur of the fifth anniversary of the date of grant, the date of the occurrence of a change in control or the date of the grantee’s separation from service for any reason.

EXECUTIVE OFFICERS OF THE REGISTRANT

Our current executive officers are as follows:

Name	Age	Position	Executive Officer Since
Nelson C. Rising	67	President and Chief Executive Officer	2008
Shant Koumriqian	36	Executive Vice President, Chief Financial Officer	2008
Douglas J. Gardner	58	Executive Vice President, Operations	2008
Mark T. Lammas	43	Executive Vice President, Investments	2002
Jonathan L. Abrams	34	Senior Vice President, General Counsel and Secretary	2007
Ted J. Bischak	56	Senior Vice President, Asset Management	2005
Robert P. Goodwin	57	Senior Vice President, Construction and Development	2002
Peter K. Johnston	54	Senior Vice President, Leasing	2006
Peggy M. Moretti	46	Senior Vice President, Investor and Public Relations	2003
Christopher C. Rising	40	Senior Vice President, Strategic Initiatives	2008

Nelson C. Rising has served as our President and Chief Executive Officer and on our Board since May 2008. See Item 1 “Election of Directors” for Mr. Nelson Rising’s biographical information.

Shant Koumriqian has served as our Executive Vice President, Chief Financial Officer since December 2008. Prior to that time, Mr. Koumriqian served as our Senior Vice President, Finance and Chief Accounting Officer from January 2008 to December 2008. From July 2004 to January 2008, Mr. Koumriqian served as the Company’s Vice President – Finance. Prior to joining Maguire Properties, Inc., Mr. Koumriqian spent a total of nine years in real estate practice groups, first at Arthur Andersen LLP and then at Deloitte & Touche LLP, where he was a senior manager, serving public and private real estate companies. Mr. Koumriqian holds a Bachelor of Arts degree in Business Administration, cum laude, from California State University, Los Angeles.

Douglas J. Gardner has served as our Executive Vice President, Operations since May 2008. Prior to joining our company, Mr. Gardner operated his own real estate consulting firm since 2004. From 1997 to 2003, Mr. Gardner was the President of the Urban Development Group for Catellus. Prior to joining Catellus, he was a Senior Vice President with Maguire Thomas Partners from 1989 to 1996. Prior to entering the real estate business, Mr. Gardner was an Associate Partner with the architectural firm of I.M. Pei & Partners in New York from 1975 to 1988. Mr. Gardner holds a Bachelor of Arts degree, magna cum laude, from Yale University and a Masters of Architecture from the Yale School of Architecture. Mr. Gardner formerly served on the California Advisory Board of The Trust for Public Land, serving as chair from 2005 to 2007, and he is the past President of the Board of Directors of the Los Angeles Conservancy.

Mark T. Lammas has served as our Executive Vice President, Investments since June 2008. Prior to that time, Mr. Lammas served as our Executive Vice President, Development from August 2007 to June 2008, as Executive Vice President, Development and Secretary from June 2006 to August 2007, and as Senior Vice President, General Counsel and Secretary from June 2003 to June 2006. Prior to joining Maguire Properties, Inc., Mr. Lammas served as Senior Vice President and General Counsel for Maguire Thomas Partners from June 1998 to June 2003. Prior to that time, Mr. Lammas was an attorney with Cox Castle & Nicholson LLP from September 1992 to June 1998. Mr. Lammas holds a Bachelor of Arts degree in Political Economy of Industrial Societies, magna cum laude, from the University of California, Berkeley and a Juris Doctor from the Boalt Hall School of Law, University of California, Berkeley.

Jonathan L. Abrams has served as our Senior Vice President, General Counsel and Secretary since August 2007. From April 2006 to June 2007, Mr. Abrams was Senior Vice President of Business and Legal Affairs at Lionsgate Entertainment, where he was responsible for SEC and Sarbanes-Oxley Act compliance matters and was involved in acquisitions and financings. From October 2001 to March 2006, Mr. Abrams was an attorney with the law firm of Latham & Watkins LLP, where he worked on a wide range of corporate matters involving Maguire Properties, Inc. and other REITs. Mr. Abrams holds a Bachelor of Arts degree in Political Science, cum laude, from the University of California, Berkeley and a Juris Doctor, cum laude, from Harvard Law School. He currently serves on the Board of Directors of Happy Trails for Kids, a non-profit organization.

Ted J. Bischak has served as our Senior Vice President, Asset Management since July 2005. Prior to joining our company, Mr. Bischak served as Senior Vice President for CommonWealth Partners, where he was responsible for all operations activities, including in-house property management, tenant improvements, operational leasing and asset management. Mr. Bischak also held senior operations positions with Tooley & Company and The Irvine Company during his 25-year commercial real estate career. Mr. Bischak holds a Bachelor of Science degree in Business Administration, cum laude, from California State University, Fullerton.

Robert P. Goodwin has served as our Senior Vice President, Construction and Development since June 2002. Prior to that time, Mr. Goodwin served as President of Hillwood Urban Development in Dallas, Texas from 2001 to 2002 and was a Partner of CommonWealth Partners from 1997 to 2001. From 1987 to 1996, Mr. Goodwin was a Vice President and Senior Vice President of Construction with Maguire Thomas Partners. Mr. Goodwin holds a Bachelor of Science degree in Engineering from Kansas State University.

Peter K. Johnston has served as our Senior Vice President, Leasing since March 2006, and as our Senior Vice President, Major Lease Transactions from January 2006 to March 2006. Prior to that time, Mr. Johnston served in a consultancy role responsible for major lease transactions for Maguire Properties, Inc. from April 2005 to January 2006. From January 1996 through March 2005, Mr. Johnston served as President of Leasing for CommonWealth Partners, where he was responsible for all brokerage activities and lease transactions. From 1985 through 1995, Mr. Johnston was the Senior Vice President, Leasing for Maguire Thomas Partners, where he was responsible for leasing in Southern California and Philadelphia. Mr. Johnston holds a Bachelor of Science degree in Business Administration from the University of Denver.

Peggy M. Moretti has served as our Senior Vice President, Investor and Public Relations since June 2003, with responsibility for investor relations and corporate communications. She served in a similar role for Maguire Thomas Partners from 1996 to June 2003. Prior to joining Maguire Thomas Partners, Ms. Moretti served as Director of Public Relations for The Peninsula Beverly Hills, an award-winning luxury hotel located in Beverly Hills, California, from 1991 to 1996. From 1985 to 1991, Ms. Moretti served in various roles for Rogers & Cowan, an international public relations consultancy firm. Ms. Moretti holds a Bachelor of Arts degree in Political Science from the University of California, Los Angeles. She is a member of the National Association of Industrial and Office Properties and previously served as a board member of the Los Angeles Conservancy.

Christopher C. Rising has served as our Senior Vice President, Strategic Initiatives since May 2008. Prior to joining our company, Mr. Rising served as the Managing Principal of Rising Realty Partners, LLC. In 2003, Mr. Rising founded the real estate firm The Rising Real Estate Group, a privately-held real estate investment and brokerage company based in Los Angeles, California. From 2001 to 2003, Mr. Rising served as a Director with Cushman & Wakefield of California, Inc. Mr. Rising began his professional career as an associate with Pillsbury Madison & Sutro, LLP, where he practiced real estate law representing tenants in lease negotiations. Mr. Rising holds a Bachelor of Arts degree from Duke University with a dual major in History and Political Science and holds a Juris Doctor from Loyola Law School in Los Angeles, California. He currently serves on the Athletic Advisory Board at Duke University, the Board of Trustees at Chandler School in Pasadena, California and the Board of Regents at Loyola High School in Los Angeles, California, and formerly served as President of the Loyola High School Alumni Association from 2005 until 2007. He is the son of Mr. Nelson Rising, our President and Chief Executive Officer.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our named executive officers, based on total compensation as calculated under current SEC rules. For the fiscal year ended December 31, 2008, our named executive officers were (a) Nelson C. Rising, our President and Chief Executive Officer, (b) Robert F. Maguire III, our former Chairman and Chief Executive Officer, (c) Shant Koumriqian, our Executive Vice President, Chief Financial Officer, (d) Martin A. Griffiths, our former Executive Vice President and Chief Financial Officer, (e) Mark T. Lammas (Executive Vice President, Investments), Peter K. Johnston (Senior Vice President, Leasing) and Robert P. Goodwin (Senior Vice President, Construction and Development), who were our three other most highly compensated executive officers, and (f) two former employees, Paul S. Rutter (our former Executive Vice President, Major Transactions) and William H. Flaherty (our former Senior Vice President, Marketing).

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy is to set programs that achieve the following objectives:

•	Attracting, retaining and motivating talented executives;

•	Providing a program that is market-based and comparable to programs at other REITs;

•	Encouraging a strong link between executive compensation and individual and company performance; and

•	Supporting the maximization of stockholder value.

In order to achieve these objectives, we seek to provide an industry-competitive total compensation package comprised of annual compensation (base salary and cash-based incentives) coupled with long-term equity-based incentives. We believe our compensation mix encourages high performance, promotes accountability and ensures that the interests of our executives are aligned with the interests of our stockholders by linking certain portions of each named executive officer’s compensation package directly to increases in stockholder value. We also periodically review the program in light of the Company’s then-current business plan, operations and financial position as well as the overall economic picture.

Development and Administration of the Compensation Structure

Our executive compensation program is principally administered by our Compensation Committee. The Compensation Committee consists of three independent directors, Ms. Garvey (Chair) and Messrs. Brooks and Vandeman, each of whom has been appointed by our Board. The Compensation Committee has overall responsibility for our executive compensation policies and practices, including:

•	Reviewing and, if necessary, revising our executive compensation philosophy;

•

Reviewing and approving corporate goals and objectives relating to the compensation of our Chief Executive Officer and determining the compensation of our Chief Executive Officer, subject to his existing employment agreement;

•

Reviewing and approving personal goals and objectives relating to the compensation of all executive officers (those at the level of Senior Vice President and above) and evaluating the performance of the executive officers in light of these goals and objectives;

•	Reviewing and approving all executive officers’ employment agreements and severance arrangements;

•	Managing and reviewing all annual bonus, long-term incentive compensation, stock-based compensation, employee pension and welfare benefit plans;

•	Establishing and reviewing policies concerning perquisite benefits;

•	Determining our policy with respect to change in control or “parachute” payments;

•	Managing and reviewing executive officer and director indemnification and insurance matters; and

•	Managing and reviewing any employee loans in an amount equal to or greater than $75,000.

The Compensation Committee has ultimate responsibility for the formulation of appropriate compensation plans and incentives for our executives, the recommendation of such plans and incentives to our Board for its consideration and adoption, the award of equity compensation under the Incentive Award Plan and the ongoing administration of various compensation programs as may be authorized or directed by our Board.

Beginning in late 2007, our Compensation Committee commenced a comprehensive review of all components of our compensation structure in order to simplify and rationalize the program. In February 2008, in connection with this review process, we retained Towers Perrin as our compensation consultant. In the latter half of 2008, our Compensation Committee turned its focus to temporary compensation initiatives to best respond to the credit crisis and market volatility (as well as the significant decline in the price of the Company’s common stock and liquidity challenges). Our Compensation Committee is continuing its review process with the goal of revamping the Company’s compensation program during 2009.

Within our general compensation framework, our Chief Executive Officer and Executive Vice Presidents have, on behalf of the Company, historically negotiated specific compensation terms for members of senior management (including our named executive officers), memorializing these terms in employment agreements (which terms are reviewed and approved in advance by the Compensation Committee). All compensation terms approved for members of senior management during the fiscal year ended December 31, 2008 were subject to this process.

The Compensation Committee has not adopted formal policies for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. However, the Compensation Committee’s general philosophy has been to keep a balance between base salary, incentive bonus and equity compensation that is consistent with that provided by other REITs. The Compensation Committee does not believe that significant compensation derived from one component of compensation should necessarily negate or reduce compensation from other components.

Elements of Executive Officer Compensation and Benefits

There are two primary types of compensation provided to our executive officers:

•

Annual compensation, which includes (i) a base salary, intended to provide a competitive and stable annual salary for each executive officer at a level consistent with such officer’s individual experience and responsibilities, and (ii) annual performance bonuses, intended to link each executive officer’s compensation to our company’s performance and to such officer’s individual performance; and

•	Long-term compensation, which includes restricted stock, restricted stock units, stock options and other equity-based compensation, intended to encourage actions to maximize stockholder value.

In addition, the Compensation Committee has the discretion to approve non-recurring cash bonuses. The Senior Vice Presidents of Leasing and Construction and Development are currently entitled to such bonuses pursuant to their respective employment agreements. The leasing bonus is calculated quarterly, while the construction bonus is calculated upon successful completion of a construction project. These short-term incentive bonuses have the potential to raise the total compensation of these executives to such an extent that he or she would qualify as a named executive officer under the SEC’s executive compensation rules. For example, pursuant to his employment agreement, Mr. Johnston, our Senior Vice President, Leasing, is eligible for a quarterly leasing bonus equal to $0.75 per square foot of rentable area leased during the term of his employment (subject to annual adjustment) pursuant to leases for space in certain of our assets. During the fiscal year ended December 31, 2008, Mr. Johnston earned $834,103 in leasing bonuses (and an additional $100,000 annual bonus), raising his total compensation to a level such that he is reported as a named executive officer herein. Additionally, during the fiscal year ended December 31, 2008, Mr. Goodwin, our Senior Vice President, Construction and Development, earned $495,031 in project bonuses (and an additional $180,000 annual bonus), raising his total compensation to a level such that he is reported as a named executive officer herein.

Annual Compensation

Annual compensation consists of base salary and incentive bonuses. Our policies in effect during the fiscal year ended December 31, 2008 are described below. As noted above, we are in the process of conducting a comprehensive review of all aspects of our compensation program, including annual compensation, in conjunction with Towers Perrin.

Base Salary–

The annual base salary for each of our named executive officers was initially determined at the time of hire by our Compensation Committee in consultation with senior management and outside advisors based on a number of customary factors, including market conditions and a review of salaries at other REITs, and was memorialized in each respective officer’s employment agreement. The base salaries of all of our executive officers, including Mr. Nelson Rising, are re-examined annually by the Compensation Committee pursuant to the terms of such employment agreements. Any adjustments to a named executive officer’s base salary are made following a Compensation Committee review of data for executives in similar positions at comparable REITs and other real estate companies, and consideration of individual and corporate performance, levels of responsibility and competitive pay practices, as well as other subjective factors (such as the individual’s experience). These considerations necessarily vary from individual to individual and position to position. For further detail on the actual base salaries paid to our named executive officers during the fiscal year ended December 31, 2008, see the table under the heading “– Summary Compensation Table.”

Incentive Bonuses–

Annual incentives are provided in the form of cash bonuses paid upon the attainment of certain performance objectives. Each named executive officer’s employment agreement typically provides for an annual bonus within a range based on a percentage of the executive’s annual base salary. The bonus range in each executive’s employment agreement (or as otherwise determined by the Compensation Committee) is intended to provide guidance for such executive’s annual bonus. However, bonuses are ultimately discretionary, and are subject to final determination based upon the Compensation Committee’s evaluation of each executive’s performance as well as the Company’s performance and financial position.

Annual incentive bonuses are determined by first establishing a target bonus, which is the bonus expected to be paid to each executive that meets certain performance standards. A target bonus is typically expressed as a percentage of annual base salary and is typically set forth in each named executive officer’s employment agreement. For example, a target bonus of 50% for an executive earning an annual salary of $200,000 is $100,000. The Compensation Committee then uses two performance categories to establish bonus multiples: “Personal Objectives” and “Company Performance.” Based upon measured performance in each of these categories, we award each executive a bonus multiple between 0 and 1 (an aggregate bonus multiple of 1 means that the executive’s actual annual bonus will equal his or her target bonus). An executive can earn a bonus multiple of 1 in each of the two performance categories, for a total possible bonus multiple of 2 (or 200%) of the target bonus.

Personal Objectives are milestones or goals that an individual executive seeks to achieve during the year. Personal Objectives may be objective, for example, seeking to complete a specific development project in a given fiscal year; or they may be subjective, for example, seeking to restructure the process by which we insure our assets or successfully implementing strategies that anticipate future business needs. Personal Objectives may also be goals of personal development, for example, seeking to improve the individual’s efficiency. Personal Objectives are set annually by the Chief Executive Officer together with our Board, and are linked to our business plan, including: cash preservation and generation; FFO growth; creation of stockholder value; market focus, branding and marketing; leasing; acquisitions and dispositions; construction and development; and asset and property management. In evaluating each executive, the Compensation Committee makes a determination as to whether that employee has met or exceeded some or all of his or her Personal Objectives. Based upon that determination, a bonus multiple between 0 and 1 is assigned to that executive. As an example, an executive meeting all Personal Objectives would be assigned a bonus multiple of 0.5, while an executive exceeding most objectives would be assigned the maximum bonus multiple of 1.0.

Company Performance objectives are separated into two metrics, each with the potential to award a bonus multiple of 0.5: (a) our Total Shareholder Return (as defined below) and (b) our rank among REITs in the NAREIT Office Index.

The Total Shareholder Return component of the Company Performance objectives bonus multiple is assigned based on a range of target Total Shareholder Returns. Total Shareholder Return is calculated as follows:

Total Shareholder Return	=	MPG Share Price at End of Year – MPG Share Price at Beginning of Year + Dividends, if any
MPG Share Price at Beginning of Year

For purposes of determining the range of target Total Shareholder Return, we surveyed the returns of companies we consider to be our peer group: Alexandria Real Estate Equities, Inc.; BioMed Realty Trust, Inc.; Boston Properties, Inc.; Brandywine Realty Trust; Corporate Office Properties Trust; Douglas Emmett, Inc.; Franklin Street Properties Corp.; Highwoods Properties, Inc.; HRPT Properties Trust; Kilroy Realty Corporation; Mack-Cali Realty Corporation; Parkway Properties, Inc.; and SL Green Realty Corp. As an example, in a given fiscal year, if our Total Shareholder Return is between 12.1% and 15%, the bonus multiple assigned would be 0.25, while a Total Shareholder Return greater than 18.1% would be assigned the maximum bonus multiple of 0.50.

The other half of the Company Performance objectives bonus multiple is our Percentile Rank among REITs in the NAREIT Office Index.

The guidelines for Personal Objectives and Company Performance objectives established under the incentive bonus plan for calculating bonuses earned during the fiscal year ended December 31, 2008 were as follows:

50% Weighting		50% Weighting
		Company Performance
Personal Objectives		Absolute Total Shareholder Return (“TSR”) (25%)		Percentile Rank (25%)

Scale	Bonus Multiple Range	TSR	Multiple	TSR Rank	Multiple
Meets Some Objectives	0.00 to 0.49	0–8.9%	0.0	0–19%	0.0
Meets Objectives	0.50 (target)	9–12%	0.125	20–39%	0.125
Meets Objectives and Exceeds in Some Objectives	0.51 to 0.75	12.1–15%	0.25	40–59%	0.25
		15.1–18%	0.375	60–79%	0.375
Exceeds in Most Objectives	0.76 to 1.00	18.1%+	0.5	80–100%	0.5

Based on the guidelines set forth above, certain executives are given the opportunity to earn up to 200% of their annual base salaries based on a combination of Personal Objectives and Company Performance objectives. Notwithstanding such guidelines, the Compensation Committee retains full discretion to set target bonus designations and potential bonus multiple ranges at certain specified levels, subject to any applicable provisions of the executive’s employment agreement.

For the fiscal year ended December 31, 2008, the Compensation Committee determined that each of Messrs. Nelson Rising, Koumriqian, Lammas and Goodwin had exceeded their personal goals and should receive a bonus multiple of 1.0 for the Personal Objectives component of the annual bonus determination. The Total Shareholder Return and Percentile Rank components of the Company Performance objectives resulted in a multiple of 0.0 for the fiscal year ended December 31, 2008, based on our actual performance. Thus, application of the formula above would have resulted in a bonus of 100% of target for each of Messrs. Nelson Rising, Koumriqian, Lammas and Goodwin for the fiscal year ended December 31, 2008 (based on the sum of a bonus multiple of 1.0 for the Personal Objectives component and a bonus multiple of 0.0 for the Company Performance objectives component). The Compensation Committee determined to award each of Messrs. Nelson Rising and Goodwin a bonus for the fiscal year ended December 31, 2008 equal to 100% of his target bonus. However, the Compensation Committee determined in its discretion that strict adherence to the guidelines would not result in an amount indicative of the effort and achievements of Messrs. Koumriqian and Lammas during the fiscal year ended December 31, 2008. In particular, the strategic alternatives review process, asset dispositions, financing activities and senior management restructuring required major efforts by such officers. Accordingly, the Compensation Committee determined to award each of Messrs. Koumriqian and Lammas a bonus for the fiscal year ended December 31, 2008 equal to 150% of his target bonus. Pursuant to his employment agreement, Mr. Johnston’s annual bonus multiple is to be based upon the Company Performance objectives component and is capped at $200,000 (66% of his base salary) for the fiscal year ended December 31, 2008. Notwithstanding the Company Performance objectives multiple of 0.0, the Compensation Committee in its discretion determined to award Mr. Johnston a bonus of $100,000 for the fiscal year ended December 31, 2008.

As set forth in their respective employment agreements, for the fiscal year ended December 31, 2008 Mr. Koumriqian had a target annual bonus of 60% of his annual base salary and Mr. Lammas had a target annual bonus of 100% of his annual base salary, with an annual bonus opportunity ranging from 0% to 200% of his annual base salary. During the fiscal year ended December 31, 2008, Mr. Nelson Rising’s target annual bonus was set at 200% of his annual base salary, with an annual bonus opportunity ranging from 0% to 300% of his annual base salary. Mr. Johnston’s target bonus was set at a fixed dollar amount of $100,000 (33% of his annual base salary), with a range of $0 to $200,000 (0% to 66% of his annual base salary). Mr. Goodwin’s target bonus was set at a fixed dollar amount of $180,000 (65% of his annual base salary). For further detail on the actual annual incentive bonuses paid to the named executive officers for the fiscal year ended December 31, 2008, see the table under the heading “ – Summary Compensation Table.”

Long-Term Incentive Compensation: Our Incentive Award Plans

The Compensation Committee recognizes that while our bonus programs provide awards for positive short- and mid-term performance, equity participation creates a vital long-term partnership between executive officers and stockholders. Long-term incentives are provided to executives through grants of restricted stock, restricted stock units, stock options and/or other awards by the Compensation Committee pursuant to our Incentive Award Plan, as further described below. Subject to the terms of our Incentive Award Plan, the Compensation Committee, as plan administrator, has the discretion to determine both the recipients of awards and the terms and provisions of such awards, including the applicable exercise or purchase price, expiration date, vesting schedule and terms of exercise. Our Incentive Award Plan is subject to certain limitations on the maximum number of shares granted or cash awards payable in any calendar year.

The Compensation Committee’s discretion in granting awards under our Incentive Award Plan allows it to design incentives according to our various strategic objectives. For example, the ability to award restricted stock, restricted stock units and stock options allows us to both recruit and retain talented executives by providing market competitive compensation with pre-established vesting periods.

Our policies in effect during the fiscal year ended December 31, 2008 with respect to long-term incentive compensation are described below. As noted above, we are in the process of conducting a comprehensive review of all aspects of our compensation program, including long-term incentive compensation, in conjunction with Towers Perrin.

Restricted Stock and Restricted Stock Unit Awards–

The Compensation Committee may make grants of restricted stock. For newly hired executives receiving restricted stock through negotiated employment agreements, the applicable grant date for such issuance typically corresponds with the effective date of his or her employment agreement. Restricted stock award recipients receive the same quarterly dividends as holders of our common stock (only if we pay such a dividend) on the unvested portion of their restricted stock.

We may also grant both time-based and performance-based restricted stock units, usually accompanied by dividend equivalents. Each vested restricted stock unit represents the right to receive one share of our common stock. Time-based restricted stock units generally vest over a period of five years, with 20% vesting on the first anniversary of the date of grant, and the remaining 80% vesting pro rata on a daily basis over the next four years, subject to the recipient’s continued employment with us. We have also granted performance-based restricted stock units to Mr. Nelson Rising which have a time-based vesting component and a performance-based vesting component, both of which must be satisfied in order for them to vest. The time-based component is similar to the five-year vesting schedule described above. The performance-based component will be satisfied in cumulative installments with respect to 20% of the restricted stock units in the event we attain specified stock price targets prior to the fifth anniversary of the grant date. Both the time-based and performance-based restricted stock units are subject to full or partial accelerated vesting under certain circumstances, as described in the applicable restricted stock unit agreements. An award of dividend equivalents is subject to the same vesting schedule that applies to the underlying restricted stock units to which it relates. All vested restricted stock units will be distributed in shares of our common stock or, at our option, paid in cash upon the earliest to occur of: (1) the fifth anniversary of the grant date; (2) the occurrence of a change in control (as defined in the restricted stock unit agreements); or (3) the recipient’s separation from service. It is our intent to settle all restricted stock unit awards with shares of our common stock.

For further information on past awards and current holdings of restricted stock and restricted stock units for each of our named executive officers, see the table below under the heading “ – Outstanding Equity Awards at Fiscal Year-End.”

Stock Options–

The Compensation Committee may grant stock options to executives and other employees pursuant to the terms of our Incentive Award Plan. The exercise price of nonqualified stock options and incentive stock options must be at least 100% of the fair market value of our common stock on the date of grant, which is defined in our Incentive Award Plan as the closing price of a share of our common stock on the date of grant. Stock options granted under our Incentive Award Plan will expire no later than ten years after the date of grant. Our Incentive Award Plan provides that options are exercisable in whole or in part by written notice to us, specifying the number of shares being purchased and accompanied by payment of the purchase price for such shares. Our Incentive Award Plan generally does not permit the transfer of options, but the Compensation Committee may provide that nonqualified stock options may be transferred pursuant to a domestic relations order or to a family member. As of the date of this Proxy Statement, we had no stock option awards outstanding with respect to any of our named executive officers.

Executive Equity Plan–

In April 2005, the Compensation Committee adopted a five-year compensation program for senior management designed to provide significant reward for significant stockholder returns. This executive equity plan provides for an award pool equal to a percentage of the value created in excess of a base value. Each participant is entitled to a given percentage of the total award pool (the “performance award percentage”), which may be adjusted over time to accommodate new participants and exceptional performers. In approving the executive equity plan, the Compensation Committee reviewed a comprehensive summary of similar plans of competitors including AIMCO Properties, L.P., American Financial Realty Trust, Reckson Associates Realty Corp., SL Green Realty Corp. and UDR, Inc. (formerly United Dominion Realty Trust Inc.).

Pursuant to our Incentive Award Plan and in furtherance of the executive equity plan, we entered into performance award agreements with each of Messrs. Koumriqian, Griffiths, Lammas, Goodwin, Rutter and Flaherty, as well as certain other executives, pursuant to which we granted each of them a performance award. All performance awards were issued to induce the applicable executive to enter into and/or remain in our service, the service of our Operating Partnership or the service of the Services Companies, and as an incentive for increased efforts during such service. The performance award represents a potential incentive bonus that may become vested and earned based upon the applicable executive’s continued employment and the achievement of the performance goals set forth below. The actual amount of the performance award, if any, will be based on the applicable executive’s vested interest in a portion of the performance award pool. The size of the performance award pool varies depending upon the compound annual Total Shareholder Return (as defined below) for the applicable performance period. The performance award pool will equal:

•	10% of the Excess Shareholder Value (as defined below) if the compound annual Total Shareholder Return for the applicable performance period equals or exceeds 15%;

•	5% of the Excess Shareholder Value if the compound annual Total Shareholder Return for the applicable performance period is equal to or greater than 12% but less than 15%; and

•	2.5% of the Excess Shareholder Value if the compound annual Total Shareholder Return for the applicable performance period is equal to or greater than 9% but less than 12%.

However, in no event will the aggregate amount of the performance award pool (or the sum of all performance award pools) exceed $50.0 million.

“Total Shareholder Return” is calculated as the percentage by which the 10-day trailing average of the closing prices at the end of the applicable performance period of a share of our common stock outstanding as of April 1, 2005, increased by an amount that would be realized if all cash dividends paid during the performance period were fully reinvested in our common stock on the applicable dividend payment date, exceeds a base price equal to $23.91, which represents the 10-day trailing average of the closing prices of our common stock ending on March 31, 2005. Under the performance award agreements, “Excess Shareholder Value,” calculated with respect to the total number of Operating Partnership units and shares of our common stock outstanding at the end of the applicable performance period, is equal to the sum of (x) 50% of the value of the excess, if any, of our compound annual Total Shareholder Return (as applied to such stock and units) during the performance period over a compound annual Total Shareholder Return of 9%, plus (y) 50% of the value of the excess, if any, of our compound annual Total Shareholder Return (as applied to such stock and units) during the performance period over the greater of (i) the compound annual Total Shareholder Return of the NAREIT Office Index during the performance period and (ii) a compound annual Total Shareholder Return of 9%.

If the applicable executive remains continuously employed by us, our Operating Partnership or the Services Companies until the applicable vesting date set forth below, the performance award will vest and become payable as follows:

•

If we had achieved a compound annual Total Shareholder Return equivalent of at least 15% over the three-year period commencing on April 1, 2005 (the “Three Year Target”), which did not occur, the award would have vested as of March 31, 2008 in an amount equal to the product of (x) the amount of the performance award pool, calculated as of such date, multiplied by (y) the applicable executive’s performance award percentage;

•

If we did not achieve the Three Year Target but had achieved a compound annual Total Shareholder Return equivalent to at least 12% but less than 15% during the four-year period commencing on April 1, 2005 (the “Four Year Target”), which did not occur, the award would have vested as of March 31, 2009 in an amount equal to the product of (x) the amount of the performance award pool, calculated as of such date, multiplied by (y) the applicable executive’s performance award percentage; and

•

If we do not achieve the Three Year Target or the Four Year Target but achieve a compound annual Total Shareholder Return equivalent to at least 9% but less than 12% during the five-year period commencing on April 1, 2005 (the “Five Year Target”), the award will vest as of March 31, 2010 in an amount equal to the product of (x) the amount of the performance award pool, calculated as of such date, multiplied by (y) the applicable executive’s performance award percentage.

Under their respective performance award agreements, Mr. Koumriqian was granted a performance award percentage of 3% and each of Messrs. Griffiths, Lammas, Goodwin, Rutter and Flaherty was granted a performance award percentage of 8%.

Performance awards will be paid in shares of our common stock or, at the discretion of the Compensation Committee, in cash (in whole or in part) at the end of the applicable performance period. In the event that performance awards are paid in shares of our common stock, the aggregate number of shares issued with respect to all performance awards may not exceed 3.0 million shares, and the issuance of shares will be subject to all applicable limits contained in Incentive Award Plan. If shares are not available to satisfy some or all of the performance award, then the award is required to be paid in cash (to the extent of such shortfall). We currently expect to settle all performance awards (if any) in shares of our common stock. As of December 31, 2008, no awards have vested.

The manner of vesting of the performance awards is governed differently in the context of a change in control. For a precise definition of change in control, and for information on the vesting of performance awards in the event of a change in control, please see the discussion below under the heading “– Potential Payments upon Termination or Change in Control.” Further, receipt of a performance award is conditioned on the continued employment of each executive, and such executive would be required to forfeit any portion of the performance award not already vested in the event the executive’s employment is terminated for any reason pursuant to its terms. Accordingly, upon the termination of each of Messrs. Griffiths, Rutter and Flaherty, the relevant executive forfeited all of his respective rights, title and interest in this executive equity plan.

Performance Award Agreement of our Former Chief Executive Officer–

On July 14, 2006, the Compensation Committee approved the terms of an outperformance plan for Mr. Maguire under our Incentive Award Plan. The goal of the outperformance plan was to provide Mr. Maguire with an opportunity to receive a substantial reward for delivering exceptional stockholder returns. Accordingly, on August 1, 2006, we entered into a performance award agreement with Mr. Maguire that effectuated the proposed terms of the July 14, 2006 outperformance plan.

On May 17, 2008, Mr. Maguire resigned as our Chief Executive Officer pursuant to a separation agreement. Mr. Maguire’s receipt of a performance award under the outperformance plan was conditioned on his continued employment as our Chief Executive Officer until July 13, 2010 and a compound annual “total shareholder return” (as such term was defined in his award agreement) by the Company equivalent to at least 15% during the period commencing on July 14, 2006 and ending on July 13, 2010. As a result of Mr. Maguire’s termination of employment, the performance award was forfeited.

Timing of Awards–

We do not coordinate the timing of equity award grants with the release of material non-public information nor do we time the release of material non-public information for purposes of affecting the value of executive compensation.

401(k) Plan

We have a 401(k) benefit plan available to all full-time employees who have completed 30 days of service with us. Employees may contribute up to 60% of their annual compensation, limited by the maximum allowed under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to such limitations of the Code, we provide a matching contribution in an amount equal to 50% of the employee contribution. Employees are fully vested in their voluntary contributions and vest in company contributions from the second through the sixth year of employment at a rate of 20% per year. During the fiscal year ended December 31, 2008, we contributed $0.7 million to the 401(k) plan. Our 401(k) plan is intended to qualify under Section 401 of the Code so that contributions to the 401(k) plan, and income earned on such plan contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Perquisites and Other Elements of Compensation

We also provide other benefits to our executive officers that are not tied to any formal individual or company performance criteria and are intended to be part of a competitive overall compensation program, including life insurance policies and matching contributions to our 401(k) plan. These types of benefits are offered to all our employees, regardless of job level. During the fiscal year ended December 31, 2008, Messrs. Koumriqian, Lammas, Johnston, Goodwin, Rutter and Flaherty each received matching contributions of $7,750 to their respective 401(k) plan accounts. We do not allocate life insurance premiums to individual persons since we have a group policy whose premiums are not actuarially determined.

Severance and Change in Control Payments and Benefits

In order to achieve our objective of attracting and retaining the most talented executives, as well as motivating such executives throughout their tenure with us, we believe that it is vital to provide our executive officers with severance and change in control payments and benefits that are in line with those offered by our peer group companies.

To this end, we have agreed to severance payments and benefits to our Executive Vice Presidents and above (currently, Messrs. Nelson Rising, Koumriqian (pursuant to his 2009 employment agreement, as described more fully below under the heading “– Employment Agreements – Current Named Executive Officers”), Douglas J. Gardner and Lammas) that protect said executives against termination by us without cause or by the executive for good reason or by death or disability. These agreements provide for severance in the form of a lump-sum payment, continued health benefits, accelerated vesting of certain equity awards and outplacement services as a result of a qualifying termination of employment.

We also have agreed to a lump-sum severance payment to Messrs. Johnston and Goodwin and other Senior Vice Presidents (including Mr. Koumriqian prior to December 31, 2008 when he held the position of Senior Vice President, Finance and Chief Accounting Officer) in the event that their employment is terminated by us without cause.

Pursuant to each of their employment agreements, Messrs. Nelson Rising, Koumriqian (pursuant to his 2009 employment agreement) and Lammas will receive enhanced severance payments and benefits in the event of certain specified terminations of their employment that occur in connection with a change in control.

On June 11, 2009, the Compensation Committee adopted a policy that the Company will not enter into any new agreements with its executive officers that include (i) any Code Section 280G excise tax gross-up provision with respect to payments contingent upon a change in control of the Company, or (ii) a modified single trigger which provides for severance payments in the event that an executive officer voluntarily terminates employment without good reason within a specified period of time following a change in control. This new policy will not affect existing agreements with any current executive officers, which agreements will remain in effect in accordance with their terms.

For further information on the terms of severance and change in control payments and benefits, including actual payouts, please see the narrative description and tables below under the heading “– Potential Payments upon Termination or Change in Control.”

Impact of Tax and Accounting Treatment on Executive Compensation

Section 162(m) of the Internal Revenue Code–

Section 162(m) of the Code disallows a tax deduction for any publicly-held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers of the corporation, other than compensation that is performance-based under a plan that is approved by stockholders and that meets certain other technical requirements. The Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to structure compensation that is deductible to the extent permitted, while simultaneously providing our executives with appropriate and competitive rewards for their performance. In the appropriate circumstances, however, the Compensation Committee is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to ensure our executive officers are compensated in a manner consistent with our best interests and those of our stockholders.

Parachute Payments–

Under Messrs. Nelson Rising and Lammas’ employment agreements, we have agreed to make an additional tax gross-up payment to them if any amounts paid or payable to them would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments and benefits of 10% or less would render the excise tax inapplicable, then the payments and benefits will be reduced by such amount, and we will not be required to make the gross-up payment. The terms of Messrs. Koumriqian, Johnston and Goodwin’s respective employment agreements do not entitle them to receive Section 4999 tax gross-up payments. The Section 4999 tax gross-up provisions contained in the employment agreements of Messrs. Maguire, Griffiths and Rutter survived the termination of their employment and remain effective.

As described above, on June 11, 2009, the Compensation Committee adopted a policy that the Company will not enter into any new agreements with its executive officers that include any Code Section 280G excise tax gross-up provision with respect to payments contingent upon a change in control of the Company. This new policy will not affect existing agreements with any current executive officers, which agreements will remain in effect in accordance with their terms.

Section 409A–

The Compensation Committee also endeavors to structure executive officers’ compensation in a manner that is either compliant with, or exempt from the application of, Code Section 409A, which provisions may impose significant additional taxes to the officers on non-conforming, nonqualified deferred compensation (including certain equity awards, severance, incentive compensation, traditional deferred compensation and other payments).

SFAS No. 123(R)–

Under SFAS No. 123(R), we are required to account for all stock-based compensation issued to our employees at fair value, including the executive equity plan. We measure the cost of employee services received in exchange for equity awards based on grant-date fair value and recognize such cost over the period during which an employee is required to provide services in exchange for the award. Grant-date fair value for stock options is estimated using appropriate option-pricing models. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Stock Ownership Guidelines

While we encourage stock ownership by our executive officers and directors, we do not currently have formal stock ownership requirements. In addition, we do not have a policy in place regarding the ability of our executive officers or directors to engage in hedging activities with respect to our common stock.

Our independent directors receive 7,500 nonqualified stock options to purchase our common stock upon their initial election to the Board, and an additional 5,000 nonqualified stock options and 1,000 shares of restricted stock upon any subsequent elections. For more information regarding stock-based compensation for our board members, see the discussion above under the heading “– Compensation of Directors.”

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

The Compensation Committee of the Board of Directors (the “Board”) of Maguire Properties, Inc. (the “Company”) has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Christine N. Garvey, Chair

Jonathan M. Brooks

George A. Vandeman

*	The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference into any filing by us under the Securities Act of 1933, as amended (the “Act”) or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Summary Compensation Table

The following table summarizes the compensation earned by each of our named executive officers for services rendered in all capacities to us and our subsidiaries during the fiscal year ended December 31, 2008:

SUMMARY COMPENSATION TABLE

Name and Principal Position(s)	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Nelson C. Rising (3)	2008	593,750	—	1,450,347	1,187,500	366,501	3,598,098
President and Chief Executive Officer

Robert F. Maguire III (4)	2008	227,500	—	(3,986,853)	—	3,625,000	(134,353)
Former Chairman and Chief Executive Officer	2007	600,000	—	2,722,007	1,080,000	—	4,402,007
	2006	600,000	—	1,264,846	900,000	855	2,765,701

Shant Koumriqian (5)	2008	237,500	—	251,067	225,000	22,892	736,459
Executive Vice President, Chief Financial Officer

Martin A. Griffiths (6)	2008	225,000	—	2,604,239	—	2,150,110	4,979,349
Former Executive Vice President and Chief Financial Officer	2007	450,000	—	1,596,261	810,000	204,722	3,060,983
	2006	225,000	—	798,255	337,500	114,255	1,475,010

Mark T. Lammas (7)	2008	375,000	—	701,802	562,500	36,961	1,676,263
Executive Vice President, Investments	2007	375,000	—	879,547	675,000	137,524	2,067,071
	2006	337,500	—	712,845	562,500	178,891	1,791,736

Peter K. Johnston (8)	2008	300,000	—	—	934,103	39,372	1,273,475
Senior Vice President, Leasing	2007	300,000	—	—	1,436,621	—	1,736,621
	2006	300,000	—	—	1,505,536	—	1,805,536

Robert P. Goodwin (9)	2008	275,000	—	170,023	675,031	7,750	1,127,804
Senior Vice President, Construction and Development

Paul S. Rutter (10)	2008	225,000	—	2,604,239	—	2,110,264	4,939,503
Former Executive Vice President, Major Transactions	2007	450,000	—	1,596,261	810,000	212,472	3,068,733
	2006	225,000	—	798,255	337,500	114,255	1,475,010

William H. Flaherty (11)	2008	160,385	—	(402,184)	147,223	2,507,750	2,413,174
Former Senior Vice President, Marketing

(1)	Amounts shown in Column (c) represent the base salary amount earned by the named executive officer.

(2)	Amounts shown in Column (e) represent the amounts recognized for financial statement reporting purposes during the fiscal years ended December 31, 2008, 2007 and 2006 in accordance with SFAS No. 123(R). Pursuant to SEC rules and regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The awards for which expense is shown in Column (e) were granted during fiscal years 2004 – 2008.

(3)	Mr. Nelson Rising was elected our President and Chief Executive Officer effective May 17, 2008. Per the terms of his employment agreement, Mr. Nelson Rising’s annual base salary is $950,000. The amount shown in Column (c) represents the base salary earned by Mr. Nelson Rising from his hire date through December 31, 2008. The amount shown in Column (f) represents the annual bonus earned by Mr. Nelson Rising, as prorated from his hire date through December 31, 2008. The amount shown in Column (g) represents legal and consulting fees incurred by Mr. Nelson Rising in connection with the negotiation of his employment agreement. We paid these costs on his behalf in accordance with the terms of his employment agreement.

(4)	Mr. Maguire resigned from his role as Chief Executive Officer on May 17, 2008, pursuant to a separation agreement. The amount shown in Column (c) for the fiscal year ended December 31, 2008 represents the base salary earned by Mr. Maguire from January 1, 2008 through his termination date. The amount shown in Column (e) for the fiscal year ended December 31, 2008 represents the amount recorded in our consolidated statement of operations during 2008 related to the reversal of previously recorded expense for Mr. Maguire’s performance award as a result of his termination of employment. The amount shown in Column (g) for the fiscal year ended December 31, 2008 represents the severance, Chairman Emeritus fees and accrued vacation paid to Mr. Maguire in connection with his termination of employment.

(5)	Mr. Koumriqian was elected our Senior Vice President and Chief Accounting Officer on January 17, 2008. Per the terms of Mr. Koumriqian’s amended employment terms in effect during the fiscal year ended December 31, 2008, his annual base salary was $250,000 for the period from July 1, 2008 through December 31, 2008. The amount shown in Column (c) for the fiscal year ended December 31, 2008 represents the base salary earned by Mr. Koumriqian using the base salary amount of $225,000 in effect from January 1, 2008 through June 30, 2008 combined with the base salary amount of $250,000 in effect from July 1, 2008 through December 31, 2008. The amount shown in Column (f) for the fiscal year ended December 31, 2008 for Mr. Koumriqian represents his annual bonus. The amount shown in Column (g) for the fiscal year ended December 31, 2008 represents dividends Mr. Koumriqian received on his unvested restricted stock of $15,142 and company matching contributions made to our 401(k) plan on his behalf totaling $7,750. Effective as of December 31, 2008, Mr. Koumriqian was elected our Executive Vice President, Chief Financial Officer. His annual base salary was increased to $350,000 effective January 1, 2009 and will increase to $375,000 effective as of July 1, 2009.

(6)	Mr. Griffiths was terminated without cause from his role as Executive Vice President and Chief Financial Officer effective as of June 30, 2008. The amount shown in Column (c) for the fiscal year ended December 31, 2008 represents the base salary earned by Mr. Griffiths from January 1, 2008 through his termination date. The amount shown in Column (e) for the fiscal year ended December 31, 2008 represents the amount recorded in our consolidated statement of operations during the fiscal year ended December 31, 2008 related to expense associated with the accelerated vesting of 113,734 shares of restricted stock per the terms of Mr. Griffiths’ employment agreement, partially offset by the reversal of previously recorded expense for his performance award, as a result of his termination of employment. The amount shown in Column (g) for the fiscal year ended December 31, 2008 represents severance and accrued vacation totaling $2,104,616 paid to Mr. Griffiths in accordance with the terms of his separation agreement and dividends he received on his unvested restricted stock of $45,494. For payments made to Mr. Griffiths pursuant to a consulting arrangement entered into following his termination, see “– Consulting Agreement with our Former Chief Financial Officer.”

(7)	The amount shown in Column (f) for the fiscal year ended December 31, 2008 for Mr. Lammas represents his annual bonus. The amount shown in Column (g) for the fiscal year ended December 31, 2008 for Mr. Lammas represents dividends he received on his unvested restricted stock of $29,211 and company matching contributions made to our 401(k) plan on his behalf totaling $7,750.

(8)	The amount shown in Column (f) for the fiscal year ended December 31, 2008 for Mr. Johnston represents leasing bonuses earned totaling $834,103 and a $100,000 annual bonus. The amount shown in Column (g) for the fiscal year ended December 31, 2008 for Mr. Johnston represents a reimbursement of medical expenses totaling $31,622 and company matching contributions made to our 401(k) plan on his behalf totaling $7,750.

(9)	The amount shown in Column (f) for the fiscal year ended December 31, 2008 for Mr. Goodwin represents project completion bonuses earned totaling $495,031 and an $180,000 annual bonus. The amount shown in Column (g) for the fiscal year ended December 31, 2008 for Mr. Goodwin represents company matching contributions made to our 401(k) plan on his behalf totaling $7,750.

(10)

Mr. Rutter was terminated without cause from his role as Executive Vice President, Major Transactions effective as of June 30, 2008. The amount shown in Column (c) for the fiscal year ended December 31, 2008 represents the base salary earned by Mr. Rutter from January 1, 2008 through his termination date. The amount shown in Column (e) for the fiscal year ended December 31, 2008 represents the amount recorded in our consolidated statement of operations during the fiscal year ended December 31, 2008 related to expense associated with the accelerated vesting of 113,734 shares of restricted stock per the terms of Mr. Rutter’s employment agreement, partially offset by the reversal of previously recorded expense for his performance award, as a result of his termination of employment. The amount shown in Column (g) for the fiscal year ended December 31, 2008 represents severance and accrued vacation totaling $2,057,020 paid to Mr. Rutter in accordance with the terms of his separation agreement, dividends he received on his unvested restricted stock of $45,494 and company matching contributions made to our 401(k) plan on his behalf totaling $7,750.

(11)	Mr. Flaherty was terminated without cause from his role as Senior Vice President, Marketing effective as of July 11, 2008. The amount shown in Column (c) for the fiscal year ended December 31, 2008 represents the base salary earned by Mr. Flaherty from January 1, 2008 through his termination date. The amount shown in Column (e) for the fiscal year ended December 31, 2008 represents the amount recorded in our consolidated statement of operations during the fiscal year ended December 31, 2008 related to the reversal of previously recorded expense for his performance award as a result of his termination of employment. The amount shown in Column (f) for the fiscal year ended December 31, 2008 represents a marketing commission earned by Mr. Flaherty prior to his termination. The amount shown in Column (g) for the fiscal year ended December 31, 2008 represents severance totaling $2,500,000 paid to Mr. Flaherty in accordance with the terms of his employment agreement and company matching contributions made to our 401(k) plan on his behalf totaling $7,750.

Grants of Plan-Based Awards

The following tables summarize grants of plan-based awards made during the fiscal year ended December 31, 2008 to each of our named executive officers:

GRANTS OF PLAN-BASED AWARDS

	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name		Threshold ($) (2)	Target ($) (3)	Maximum ($) (4)
(a)	(b)	(c)	(d)	(e)
Nelson C. Rising	1/1/2008	475,000	1,900,000	2,850,000
Robert F. Maguire III (5)	1/1/2008	150,000	600,000	1,200,000
Shant Koumriqian	1/1/2008	37,500	150,000	300,000
Martin A. Griffiths (6)	1/1/2008	112,500	450,000	900,000
Mark T. Lammas	1/1/2008	93,750	375,000	750,000
Peter K. Johnston	1/1/2008	—	100,000	200,000
Robert P. Goodwin	1/1/2008	45,000	180,000	360,000
Paul S. Rutter (6)	1/1/2008	112,500	450,000	900,000
William H. Flaherty (7)	1/1/2008	45,000	180,000	360,000

(1)	The grant date for annual incentive bonuses is deemed to be January 1, 2008.

(2)

Amounts shown in Column (c) represent the minimum amount that, as of the deemed grant date of the award, were expected to be paid to our named executives under this plan. Amounts shown in Column (c) were calculated using a bonus multiple of 0.25 for Personal Objectives and a bonus multiple of 0.0 for Company Performance objectives for Messrs. Nelson Rising, Maguire, Koumriqian, Griffiths, Lammas, Goodwin, Rutter and Flaherty multiplied by their respective annual target bonuses. Per his employment agreement, Mr. Nelson Rising’s target bonus is 200% of his annual base salary. Per their employment agreements, the target bonus for each of Messrs. Maguire, Griffiths, Rutter and Lammas is 100% of such person’s annual base salary. Per the terms of Mr. Koumriqian’s 2008 employment agreement, his target bonus is 60% of his annual base salary. Per his employment agreement, Mr. Flaherty’s target bonus is 60% of his annual base salary. Mr. Johnston’s annual bonus is calculated based solely on Company Performance objectives per the terms of his employment agreement. Mr. Johnston’s threshold amount would be zero. Mr. Goodwin’s stated target bonus per his employment agreement is $180,000.

(3)	Amounts shown in Column (d) represent a bonus multiple of 0.50 for Personal Objectives and a bonus multiple of 0.50 for Company Performance objectives for Messrs. Nelson Rising, Koumriqian and Lammas multiplied by their respective annual target bonuses. Mr. Johnston’s annual bonus is calculated based solely on a bonus multiple of 1.0 for Company Performance objectives. His stated target bonus in his employment agreement is $100,000. Mr. Goodwin’s stated target bonus per his employment agreement is $180,000.

(4)	Amounts shown in Column (e) represent a bonus multiple of 1.0 for Personal Objectives and a bonus multiple of 1.0 for Company Performance objectives for Messrs. Nelson Rising, Koumriqian, Lammas and Goodwin multiplied by their respective annual target bonuses. Mr. Johnston’s annual bonus is calculated based solely on a bonus multiple of 2.0 for Company Performance objectives. His stated maximum bonus in his employment agreement is $200,000.

(5)	Mr. Maguire resigned from his role as Chief Executive Officer on May 17, 2008, pursuant to a separation agreement, and did not receive a bonus for the fiscal year ended December 31, 2008.

(6)	Messrs. Griffiths and Rutter were terminated without cause from their roles as Executive Vice President and Chief Financial Officer and Executive Vice President, Major Transactions, respectively, effective as of June 30, 2008, and did not receive a bonus for the fiscal year ended December 31, 2008.

(7)	Mr. Flaherty was terminated without cause from his role as Senior Vice President, Marketing effective as of July 11, 2008, and did not receive a bonus for the fiscal year ended December 31, 2008.

For actual awards earned by our named executive officers during the fiscal year ended December 31, 2008, see “– Summary Compensation Table” above. The award paid to Mr. Nelson Rising in January 2009 was 100% of his target bonus, prorated for his service from May 17, 2008 through December 31, 2008. The awards paid to Messrs. Johnston and Goodwin in January 2009 were 100% of their respective target bonuses. The awards paid to Messrs. Koumriqian and Lammas in January 2009 were 150% of their respective target bonuses, each of which included a discretionary adjustment determined by the Compensation Committee that increased the payment from 100% of target as calculated under the terms of the plan. For more information, see the discussion under the heading “– Compensation Discussion and Analysis – Annual Compensation.”

GRANTS OF PLAN-BASED AWARDS (continued)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
(a)	(b)	(c)	(d)
Nelson C. Rising (1)	5/17/2008	1,500,000	11,602,776
Robert F. Maguire III	—	—	—
Shant Koumriqian (2)	1/17/2008	17,644	499,855
	10/2/2008	61,556	369,336
Martin A. Griffiths	—	—	—
Mark T. Lammas (3)	10/2/2008	74,383	446,298
Peter K. Johnston	—	—	—
Robert P. Goodwin (4)	10/2/2008	79,250	475,500
Paul S. Rutter	—	—	—
William H. Flaherty	—	—	—

(1)

Pursuant to his employment agreement, we granted Mr. Nelson Rising 250,000 time-based restricted stock units and 1,250,000 performance-based restricted stock units on May 17, 2008. The time-based restricted stock units vest over a period of five years, with 20% vesting on May 17, 2009, and the remaining 80%

vesting pro rata on a daily basis over the next four years, subject to Mr. Nelson Rising’s continued employment with us. The performance-based restricted stock units have a time-based vesting component and a performance-based vesting component, both of which must be satisfied in order for them to vest. The time-based component is similar to the five-year vesting schedule described above. The performance-based component will be satisfied in cumulative installments with respect to 20% of the restricted stock units in the event we attain stock price targets of $25.00, $30.00, $35.00, $40.00 and $45.00, respectively, prior to the fifth anniversary of the grant date. The SFAS No. 123(R) grant date fair value of the 250,000 time-based restricted stock units is $3,800,000, based on the closing market price of our common stock on the NYSE on the date of grant of $15.20 per share. The SFAS No. 123(R) grant date fair value of the 1,250,000 performance-based restricted stock units is $7,802,776, as determined using the Monte Carlo Simulation method.

(2)	Pursuant to his 2008 employment agreement, on January 17, 2008 we granted Mr. Koumriqian 17,644 shares of restricted stock that vest ratably over 5 years, 20% of which vested on September 5, 2008. The remaining shares will vest on September 5, 2009, 2010, 2011 and 2012. On October 2, 2008, we also granted Mr. Koumriqian 61,556 time-based restricted stock units that vest over a period of five years, with 20% vesting on October 2, 2009, and the remaining 80% vesting pro rata on a daily basis over the next four years, subject to Mr. Koumriqian’s continued employment with us. The SFAS No. 123(R) grant date fair value of the restricted stock is $499,855, based on the 20-day average of the closing price of our common stock on the NYSE prior to the date of grant totaling $28.33 per share. The SFAS No. 123(R) grant date fair value of the restricted stock units is $369,336, based on the closing market price of our common stock on the NYSE on the date of grant of $6.00 per share.

(3)	On October 2, 2008, we granted Mr. Lammas 74,383 time-based restricted stock units that vest over a period of five years, with 20% vesting on October 2, 2009, and the remaining 80% vesting pro rata on a daily basis over the next four years, subject to Mr. Lammas’ continued employment with us. The SFAS No. 123(R) grant date fair value of the restricted stock units is $446,298, based on the closing market price of our common stock on the NYSE on the date of grant of $6.00 per share.

(4)	On October 2, 2008, we granted Mr. Goodwin 79,250 time-based restricted stock units that vest over a period of five years, with 20% vesting on October 2, 2009, and the remaining 80% vesting pro rata on a daily basis over the next four years, subject to Mr. Goodwin’s continued employment with us. The SFAS No. 123(R) grant date fair value of the restricted stock units is $475,500, based on the closing market price of our common stock on the NYSE on the date of grant of $6.00 per share.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements–

As described above, our practice is to set forth the material terms of each executive officer’s compensation package in negotiated employment agreements. The following discussion summarizes the terms of employment agreements that we were a party to with each of our named executive officers during the fiscal year ended December 31, 2008. In addition, we have also provided a summary of the terms of the separation arrangements of certain of our named executive officers during the fiscal year ended December 31, 2008.

Current Named Executive Officers

On May 17, 2008, we entered into an employment agreement with Mr. Nelson Rising as our President and Chief Executive Officer. On December 16, 2008, we entered into an amended and restated employment agreement with Mr. Lammas which, among other things, provided for a change in position from Executive Vice President, Development, to Executive Vice President, Investments, and an increase in base salary effective January 1, 2009. On December 16, 2008, we entered into amended and restated employment agreements with Messrs. Johnston and Goodwin.

The employment agreement with Mr. Nelson Rising has a term of five years. Mr. Lammas’ employment agreement expires on January 25, 2012. Messrs. Nelson Rising and Lammas’ employment agreements provide for automatic one-year extensions thereafter, unless either party provides advance notice of non-renewal. The employment agreements with Messrs. Johnston and Goodwin provide that their employment with us is “at-will” and may be terminated by either the executive or us upon at least 30 days advance written notice, subject to certain obligations on our part to provide payment as described above under the heading “– Severance and Change in Control Payments and Benefits.”

The employment agreements for these named executive officers provide for an annual base salary of $950,000 for Mr. Nelson Rising, $375,000 (and increasing to at least $400,000 effective as of January 1, 2009) for Mr. Lammas, $300,000 for Mr. Johnston and $275,000 for Mr. Goodwin.

The employment agreements of each of Messrs. Nelson Rising and Lammas provide for target and maximum annual bonuses as follows: target equal to 200% and maximum equal to 300% of base salary for Mr. Nelson Rising, and target equal to 100% and maximum equal to 200% of base salary for Mr. Lammas. Mr. Johnston’s employment agreement provides for a quarterly leasing bonus equal to $0.75 per square foot of rentable area leased during the term of his employment (subject to annual adjustment) pursuant to leases for space in certain of our assets. Mr. Goodwin’s employment agreement provides for (i) a target bonus set at a fixed dollar amount of $180,000, and (ii) a project completion bonus equal to $1.00 per rentable foot of buildable area for any office, retail, hotel, or residential footage contained in each applicable project or major phase of a multi-phase project, and $0.25 per square foot of area for any garage structures, during the term of his employment.

Pursuant to Mr. Nelson Rising’s employment agreement, on May 17, 2008, we granted him 250,000 restricted stock units subject to time vesting and 1,250,000 restricted stock units subject to performance vesting under our Incentive Award Plan. Each vested restricted stock unit represents the right to receive one share of our common stock. In addition, as of January 2, 2009, we granted him dividend equivalents on the restricted stock units with respect to ordinary quarterly cash dividends paid on our common stock. The award of dividend equivalents is subject to the same vesting schedule that applies to the underlying restricted stock units to which it relates. Pursuant to Mr. Lammas’ employment agreement, we granted him 74,383 time-based restricted stock units with dividend equivalents, under our Incentive Award Plan on October 2, 2008. Also on October 2, 2008, we granted Mr. Goodwin 79,250 time-based restricted stock units with dividend equivalents under our Incentive Award Plan. The terms of the restricted stock units are as follows:

•

Subject to the executive’s continued employment, the time-based restricted stock units will vest over a period of five years, with 20% vesting on the first anniversary of the date of grant, and the remaining 80% vesting pro rata on a daily basis over the next four years;

•

The performance-based restricted stock units granted to Mr. Nelson Rising have a time-based vesting component and a performance-based vesting component, both of which must be satisfied in order for the restricted stock units to vest. The time-based component is similar to the five-year vesting schedule for the time-based restricted stock units described above. The performance-based component will be satisfied in cumulative installments with respect to 20% of the restricted stock units in the event that we attain stock price targets of $25.00, $30.00, $35.00, $40.00 and $45.00, respectively, prior to the fifth anniversary of the grant date;

•

The restricted stock units are also subject to full or partial accelerated vesting under certain circumstances in the event of a termination of the executive’s employment without cause, for good reason (each as defined in the executive’s employment agreement) or due to the executive’s death or disability, or upon a change in control, each as set forth in the applicable restricted stock unit agreement; and

•

All vested restricted stock units will be distributed in shares of our common stock, or, at our option, paid in cash upon the earliest to occur of (1) the fifth anniversary of the grant date, (2) the occurrence of a change in control (as defined in the restricted stock unit agreements), or (3) the executive’s separation from service.

The employment agreements for our current named executive officers provide for:

•

Participation in incentive, savings and retirement plans applicable generally to our senior executives or similarly situated executives (with the exception of Mr. Johnston who, aside from the leasing bonus described above and standard benefits such as our 401(k) plan, does not participate in our executive equity plan or other long-term incentive programs); and

•	Medical and other group welfare plan coverage for the executive and eligible family members, fringe benefits and paid vacation provided to our senior executives or similarly situated executives.

The employment agreements for all named executive officers contain standard confidentiality provisions that apply indefinitely and non-solicitation provisions that apply during the term of the employment agreements and for a one-year (in the case of Messrs. Johnston and Goodwin) or a two-year (in the case of Messrs. Nelson Rising and Lammas) period thereafter.

The employment agreements for all named executive officers provide for reimbursement of all reasonable business expenses incurred and for the amount of compensation to be “grossed up” as necessary (on an after-tax basis) to compensate for any additional social security withholding taxes due as a result of the executives’ shared employment by our Operating Partnership, Maguire Properties, Inc. and, if applicable, any subsidiary and/or affiliate thereof.

The employment agreements for Messrs. Nelson Rising and Lammas also provide for severance payments and benefits in the event that the employment of the executive is terminated by us without cause, by the executive for good reason, or by death or disability. Each of these executives is also entitled to certain severance payments and benefits for terminations arising out of a change in control. Messrs. Johnston and Goodwin are entitled to certain severance payments, but only in the event that the executive’s employment is terminated by us without cause. A detailed discussion of severance payments and benefits is set forth below under the heading “– Potential Payments upon Termination or Change in Control.”

Shant Koumriqian

On January 17, 2008, we entered into an amended and restated employment agreement with Mr. Koumriqian pursuant to which Mr. Koumriqian served as our Senior Vice President, Finance and Chief Accounting Officer. On December 31, 2008, the Company and Mr. Koumriqian amended and restated Mr. Koumriqian’s employment agreement to reflect his promotion to Executive Vice President, Chief Financial Officer (such agreement is referred to herein as Mr. Koumriqian’s 2008 employment agreement). Effective as of March 12, 2009, we entered into a further amended and restated employment agreement with Mr. Koumriqian to provide him with terms of employment consistent with our other Executive Vice Presidents (such agreement is referred to herein as Mr. Koumriqian’s 2009 employment agreement). The discussion below summarizes both Mr. Koumriqian’s 2008 employment agreement, which was in effect as of December 31, 2008, and his 2009 employment agreement.

2008 Employment Agreement

Under Mr. Koumriqian’s 2008 employment agreement, his employment with us was “at-will” and terminable by either him or us upon at least 30 days advance written notice, subject to certain obligations on our part to provide payment as described above under the heading “– Severance and Change in Control Payments and Benefits.”

Mr. Koumriqian’s annual base salary under his 2008 employment agreement was $250,000. Subsequent to the 2008 employment agreement, Mr. Koumriqian’s base salary was increased to $350,000 effective as of January 1, 2009 and will increase to $375,000 effective as of July 1, 2009. Mr. Koumriqian’s 2008 employment agreement provided for a target annual bonus equal to 60% of his annual base salary.

Pursuant to Mr. Koumriqian’s 2008 employment agreement, on January 17, 2008, we granted him 17,644 shares of restricted stock under our Incentive Award Plan. Twenty percent of the restricted shares vested on September 5, 2008, and, subject to Mr. Koumriqian’s continued employment, an additional 20% of the shares will vest on each of the next four anniversaries of the initial vesting date. In addition, on October 2, 2008, we granted Mr. Koumriqian 61,556 time-based restricted stock units with dividend equivalents on terms and conditions similar to those described above with respect to the restricted stock unit award to Mr. Goodwin.

Mr. Koumriqian’s 2008 employment agreement also provided for certain severance payments in the event of a termination of his employment by us without cause. A detailed discussion of severance payments and benefits is set forth below under the heading “– Potential Payments upon Termination or Change in Control.”

Mr. Koumriqian’s 2008 employment agreement contained standard confidentiality provisions that apply indefinitely and a non-solicitation covenant that applied during his employment and the six-month period following termination.

2009 Employment Agreement

Effective as of March 12, 2009, we entered into the 2009 employment agreement with Mr. Koumriqian to provide him with terms of employment consistent with our other Executive Vice Presidents as a result of his promotion to Executive Vice President, Chief Financial Officer. Mr. Koumriqian’s 2009 employment agreement provides for the following material terms and conditions that are different from those provided under his 2008 employment agreement:

•

The term of Mr. Koumriqian’s employment under the 2009 employment agreement is five years. The target annual bonus for Mr. Koumriqian was increased from 60% of his base salary to 100% of his base salary.

•	On March 15, 2009, we granted Mr. Koumriqian 52,000 time-based restricted stock units with dividend equivalent rights under our Incentive Award Plan.

•

Mr. Koumriqian’s 2009 employment agreement provides that if his employment is terminated by us without cause or by Mr. Koumriqian for good reason, he will receive severance, including an amount equal to 150% of the sum of his then-current annual base salary plus the average annual bonus received for the three preceding fiscal years. If Mr. Koumriqian’s employment is terminated by us without cause or by Mr. Koumriqian for good reason within two years after a change in control or by Mr. Koumriqian for any reason within 30 days after the one-year anniversary of the change in control, then Mr. Koumriqian will receive the severance described in the preceding sentence, except that the severance multiple will be 200%. Mr. Koumriqian is also entitled to certain severance payments and benefits in the event of his death or disability, as more fully described under the heading “– Potential Payments upon Termination or Change in Control” below.

Under his 2009 employment agreement, Mr. Koumriqian is not eligible to receive an additional tax gross-up payment for amounts subject to excise tax imposed on so-called “excess parachute payments” under Section 4999 of the Code.

Former Named Executive Officers–

On May 17, 2008, we entered into a separation agreement with Mr. Maguire pursuant to which Mr. Maguire resigned his positions as a member of our Board and Chief Executive Officer. Pursuant to this separation agreement, we agreed to treat Mr. Maguire’s resignation as a termination of employment by Mr. Maguire for good reason and agreed to provide a lump-sum severance payment in the amount of $2,800,000, less any amounts for federal, state, local or foreign taxes required to be withheld pursuant to any applicable law or regulation. Both parties acknowledged that this amount satisfied the payment due to Mr. Maguire pursuant to the terms of his employment agreement and in consideration for Mr. Maguire’s execution and non-revocation of a general release of claims.

Pursuant to Mr. Maguire’s employment agreement, the severance payable to him represented:

•

A lump-sum cash payment equal to the sum of his accrued but unpaid base salary and vacation; any unpaid annual bonus earned for any fiscal year that ended on or before the date of termination; and 200% of the sum of his then-current annual base salary plus his average bonus over the prior three years; and

•	His prorated annual bonus for the year in which the termination occurred.

Additionally, pursuant to the terms of Mr. Maguire’s employment agreement and termination of employment for good reason, Mr. Maguire was also entitled to receive:

•

Health benefits for two years following his termination of employment at the same cost to Mr. Maguire as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer; and

•	Outplacement services at our expense.

In addition, Mr. Maguire was appointed to the position of Chairman Emeritus. Mr. Maguire will be entitled to retain such title until a resolution or consent is adopted by the Board removing such title, which will not occur prior to May 17, 2010, subject to earlier termination in the event of a material breach of the terms of the separation agreement which is not cured by Mr. Maguire. So long as he retains the title of Chairman Emeritus, Mr. Maguire will be entitled to a payment of $750,000 per year to defray the costs of maintaining an office in a location other than our offices and the cost of services of two assistants and a personal driver.

On May 17, 2008, we also entered into a consulting agreement with Mr. Maguire to retain him as a consultant for a period of two years following his resignation pursuant to the terms of the separation agreement. The consulting services may, however, be terminated by us or Mr. Maguire upon 30 days’ written notice. If we terminate the consulting agreement without cause, we must pay Mr. Maguire all remaining consulting fees due under the consulting agreement. Mr. Maguire’s consulting services will not exceed 20 hours per month. Consulting fees payable to Mr. Maguire will be $10,000 per month during the consulting period plus reimbursement of reasonable expenses incurred.

On June 11, 2008, pursuant to the terms of their respective employment agreements, we provided notice to each of Mr. Griffiths, our Executive Vice President and Chief Financial Officer, and Mr. Rutter, our Executive Vice President, Major Transactions, of the termination of their employment without cause, effective as of June 30, 2008. The employment agreements of Messrs. Griffiths and Rutter each provided for severance payments and benefits and accelerated vesting of restricted stock in the event that the applicable executive’s employment was terminated by us without cause, subject to his execution and non-revocation of a general release of claims. Specifically, each of Messrs. Griffiths and Rutter were entitled to the following:

•	A lump-sum cash payment equal to 150% of the sum of his then-current annual base salary plus average bonus over the prior three years;

•	His prorated annual bonus for the year in which the termination occurred;

•	Immediate vesting of any unvested restricted stock awards previously granted to him;

•

Health benefits for the executive and eligible family members for 18 months following his termination of employment at the same cost to him as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer; and

•	Outplacement services at our expense for a period of not more than one year following the date of termination.

On June 30, 2008, we entered into a consulting agreement with Mr. Griffiths for the period from July 1, 2008 to June 30, 2009. This agreement was terminated by Mr. Griffiths on December 17, 2008.

The employment of Mr. Flaherty, our Senior Vice President, Marketing, was terminated by us without cause pursuant to a separation agreement, effective as of July 11, 2008. Pursuant to this separation agreement, we agreed to provide a lump-sum payment to Mr. Flaherty in the amount of $2,500,000, and Mr. Flaherty forfeited his right to receive payment of any performance award to the extent not vested as of the date of his termination, in consideration for Mr. Flaherty’s execution and non-revocation of a general release of claims. Both parties acknowledged that the severance payment represented the amount due to Mr. Flaherty pursuant to the terms of his employment agreement which provided for a lump-sum payment equal to $2,500,000 in the event that his employment was terminated by us without cause prior to the earliest to occur of (i) the date on which all or any portion of his performance award becomes vested, (ii) the change in control date (as defined in the performance award agreement), (iii) March 31, 2010, and (iv) such other date on which the performance award otherwise expires, terminates, is forfeited or may no longer become vested in whole or in part.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards as of December 31, 2008 for each of our named executive officers:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
(a)	(b)	(c)	(d)	(e)
Nelson C. Rising	1,500,000	2,190,000	—	—
Robert F. Maguire III	—	—	—	—
Shant Koumriqian	75,995	110,953	—	1,500,000
Martin A. Griffiths	—	—	—	—
Mark T. Lammas	131,250	191,625	—	4,000,000
Peter K. Johnston	—	—	—	—
Robert P. Goodwin	79,250	115,705	—	4,000,000
Paul S. Rutter	—	—	—	—
William H. Flaherty	—	—	—	—

(1)	Amounts shown in Column (c) represent the number of shares of unvested restricted stock and restricted stock units shown in Column (b) multiplied by $1.46, the closing market price of our common stock on the NYSE on December 31, 2008.

(2)	Amounts shown in Column (e) reflect the maximum amount potentially payable under each executive’s performance award agreement. Each executive’s performance award is designated as a specified percentage interest of an aggregate performance award pool which is based on excess shareholder value (as defined in the executive’s performance award agreement) created during the applicable performance period.

Option Exercises and Stock Vested

The following table summarizes option exercises and vesting of stock awards during the fiscal year ended December 31, 2008 for each of our named executive officers:

OPTION EXERCISES AND STOCK VESTED

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)
Nelson C. Rising	—	—
Robert F. Maguire III	—	—
Shant Koumriqian (1)	3,711	38,710
Martin A. Griffiths (2)	113,734	1,401,203
Mark T. Lammas (3)	16,162	197,985
Peter K. Johnston	—	—
Robert P. Goodwin	—	—
Paul S. Rutter (2)	113,734	1,401,203
William H. Flaherty	—	—

(1)	Amount shown in Column (c) for Mr. Koumriqian represent the value of 3,529 shares of restricted stock that vested on September 5, 2008 based on a per-share value of $10.88, the closing market price of our common stock on the NYSE on September 4, 2008 and the value of 182 shares of restricted stock that vested on December 31, 2008 based on a per-share value of $1.73, the closing market price of our common stock on the NYSE on December 30, 2008. No amount realized upon vesting has been deferred.

(2)	Effective as of June 30, 2008, Messrs. Griffiths and Rutter were terminated without cause from their roles as Executive Vice President and Chief Financial Officer and Executive Vice President, Major Transactions, respectively. Pursuant to their respective employment agreements, all unvested shares of restricted stock were immediately vested in full as of such effective date of termination. Amounts shown in Column (c) for Messrs. Griffiths and Rutter represent the value of 113,734 shares of restricted stock that vested on June 30, 2008 based on a per-share value of $12.32, the closing market price of our common stock on the NYSE on June 27, 2008. No amount realized upon vesting has been deferred.

(3)	Amount shown in Column (c) for Mr. Lammas represent the value of 16,162 shares of restricted stock that vested on June 27, 2008 based on a per-share value of $12.25, the closing market price of our common stock on the NYSE on June 26, 2008. No amount realized upon vesting has been deferred.

Potential Payments upon Termination or Change in Control

Each of our named executive officers has an employment agreement providing for his position, pay and benefits. These employment agreements contain provisions for severance payments and benefits to be paid in the event of certain terminations of employment. Additionally, some of our employee compensation plans contain provisions that apply in the event of a change in control, and our named executive officers would benefit from these provisions.

Severance Payments and Benefits–

Messrs. Nelson Rising and Lammas

In each of the employment agreements of Messrs. Nelson Rising and Lammas, cause is defined as the occurrence of any one or more of the following events, unless the applicable executive fully corrects the circumstances constituting cause within a reasonable period of time after receipt of the notice of termination:

•

The executive’s willful and continued failure to substantially perform his duties with us (other than any such failure resulting from the executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after his issuance of a notice of termination for good reason);

•	The executive’s willful commission of an act of fraud or dishonesty resulting in economic or financial injury to us;

•	The executive’s conviction of, or entry by the executive of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude;

•	A willful breach by the executive of his fiduciary duty to us which results in economic or other injury to us; or

•	The executive’s willful and material breach of certain covenants set forth in the executive’s employment agreement.

In addition, in each of the above employment agreements, good reason is defined as the occurrence of any one or more of the following events without the applicable executive’s prior written consent, unless we fully correct the circumstances constituting good reason (if such circumstances are capable of correction) prior to the date of termination:

•

The assignment to the executive of any duties materially inconsistent in any respect with the executive’s position, authority, duties or responsibilities, or any other action by us which serves to diminish the executive’s position, authority, duties or responsibilities, except for isolated, insubstantial and inadvertent actions that are not taken in bad faith and which we promptly remedy upon receiving notice of such;

•	Our reduction of the executive’s annual base salary or annual bonus opportunity;

•

The relocation of our offices to a location more than 30 miles away from the location at which the executive is principally employed, or a requirement by us that the executive be based at a location more than 30 miles away from the location at which he is principally employed, except for required travel on company business to an extent substantially consistent with the executive’s present business travel obligations;

•	Our failure, in the event of a change in control, to obtain a satisfactory agreement from any successor to assume and agree to perform the executive’s employment agreement; or

•

Our failure to cure a material breach of our obligations under the executive’s employment agreement after written notice is delivered to our Board by the executive that specifically identifies the manner in which the executive believes that we have breached our obligations under the employment agreement and where we are given a reasonable opportunity to cure any such breach.

In addition to the events that constitute good reason above, in the case of Mr. Nelson Rising, good reason also includes the following:

•

Our failure to cause Mr. Nelson Rising to be nominated by the Board to stand for election to the Board at any meeting of our stockholders during which any such election is held and whereby Mr. Nelson Rising’s term as director will expire if he is not re-elected, the Board’s failure to appoint Mr. Nelson Rising to serve on the executive committee of the Board should such a committee be established, the Board’s re-election of Mr. Maguire as Chairman of the Board or the Board’s nomination of Mr. Maguire to stand for election to the Board at any meeting of our stockholders during which any election is held, in each case unless any of the events constituting cause have occurred; or

•

Our Bylaws do not provide that (A) the Chief Executive Officer has the power to call meetings of the Board and special meetings of stockholders, or (B) the agendas for meetings of the Board shall be set by the Chairman of the Board in consultation with the Chief Executive Officer.

In the event that Mr. Nelson Rising is terminated by us without cause or if he terminates his employment for good reason prior to a change in control (as described below), he will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•

Lump-sum cash payment equal to 200% of the sum of his then-current annual base salary plus the greater of his annual bonus earned during the year immediately preceding such date of termination or his target annual bonus for such year;

•	His prorated annual bonus for the year in which the termination occurs;

•

Health benefits for Mr. Rising and his eligible family members for 18 months following his termination of employment at the same cost to him as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer;

•	Accelerated vesting of any unvested portion of any restricted stock units pursuant to the terms and conditions set forth in the restricted stock unit award agreements; and

•	Outplacement services at our expense for up to one year following the date of termination.

In addition, if Mr. Nelson Rising’s employment is terminated by reason of his death or disability during his employment period, he or his estate or beneficiaries, as applicable, will be entitled to the following benefits:

•	100% of his annual base salary, as in effect on the date of termination;

•	His prorated annual bonus for the year in which the termination occurs;

•

Health benefits for Mr. Nelson Rising and his eligible family members for 12 months following his termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer; and

•	Accelerated vesting of any unvested portion of any restricted stock units pursuant to the terms and conditions set forth in the restricted stock unit award agreements.

In addition, if Mr. Nelson Rising’s employment is terminated by reason of expiration of the applicable employment period, he will be entitled to payment of a prorated bonus for the year of termination.

In the event that Mr. Lammas is terminated by us without cause or terminates his employment for good reason prior to a change in control (as defined below), he will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	A lump-sum cash payment equal to 150% of the sum of his then-current annual base salary plus average bonus over the prior three years;

•	His prorated annual bonus for the year in which the termination occurs;

•

Health benefits for Mr. Lammas and eligible family members for 18 months following his termination of employment at the same cost to him as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer;

•	Accelerated vesting of any unvested restricted stock and restricted stock units granted under his employment agreement on or prior to October 2, 2008; and

•	Outplacement services at our expense for up to one year following the date of termination.

If Mr. Lammas is terminated by reason of his death or disability during his employment period, he or his estate or beneficiaries, as applicable, will be entitled to the following payments and benefits:

•	100% of his annual base salary, as in effect on the date of termination;

•	His prorated annual bonus for the year in which the termination occurs; and

•

Health benefits for Mr. Lammas, as applicable, and eligible family members for 12 months following his termination of employment at the same cost to him as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer.

Mr. Koumriqian – 2008 Employment Agreement

Mr. Koumriqian’s 2008 employment agreement provided that in the event that his employment was terminated by us without cause, subject to his execution and non-revocation of a general release of claims, he would be entitled to receive a lump-sum cash severance payment equal to the sum of (a) 100% of his then-current base salary and (b) 50% of his target annual bonus for such year.

Pursuant to Mr. Koumriqian’s 2008 employment agreement, “cause” was defined as the occurrence of any one or more of the following events:

•	Mr. Koumriqian’s willful and continued failure to substantially perform his duties with us (other than any such failure resulting from his incapacity due to physical or mental illness);

•	Mr. Koumriqian’s willful commission of an act of fraud or dishonesty resulting in economic or financial injury to us;

•	Mr. Koumriqian’s conviction of, or entry by him of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude;

•	A willful breach by Mr. Koumriqian of his fiduciary duty to us which results in economic or other injury to us; or

•	Mr. Koumriqian’s willful and material breach of certain covenants set forth in his employment agreement.

Mr. Koumriqian – 2009 Employment Agreement

Pursuant to Mr. Koumriqian’s 2009 employment agreement, in the event that he is terminated by us without cause or terminates his employment for good reason prior to a change in control, he will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	A lump-sum cash payment equal to 150% of the sum of his then-current annual base salary plus average bonus over the prior three years;

•	His prorated annual bonus for the year in which the termination occurs;

•

Health benefits for Mr. Koumriqian and his eligible family members for 18 months following his termination of employment at the same cost to him as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer;

•	Accelerated vesting of any unvested restricted stock and restricted stock units granted under his employment agreement on or prior to October 2, 2008; and

•	Outplacement services at our expense for up to one year following the date of termination.

Mr. Koumriqian’s 2009 employment agreement defines “cause” and “good reason” in a manner substantially similar to Mr. Lammas’ employment agreement described above.

If Mr. Koumriqian is terminated by reason of his death or disability during his employment period, he or his estate or beneficiaries, as applicable, will be entitled to the following payments and benefits:

•	100% of his annual base salary, as in effect on the date of termination;

•	His prorated annual bonus for the year in which the termination occurs; and

•

Health benefits for Mr. Koumriqian and his eligible family members for 12 months following his termination of employment at the same cost to him as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer.

Messrs. Goodwin and Johnston

In addition, Messrs. Goodwin’s and Johnston’s employment agreements provide that the executive will be entitled to certain severance payments in the event that his employment is terminated by us without cause, subject to his execution and non-revocation of a general release of claims. Specifically, Mr. Goodwin will receive a lump-sum cash severance payment equal to 100% of his then-current base salary. Mr. Johnston will receive a lump-sum cash severance payment equal to the sum of (a) 100% of his then-current annual base salary and (b) an amount equal to the average annual leasing bonus paid to him for all of the calendar years of his employment prior to the calendar year of his termination.

Pursuant to Mr. Goodwin’s employment agreement, cause is defined as the occurrence of any one or more of the following events:

•	Mr. Goodwin’s willful and continued failure to substantially perform his duties with us (other than any such failure resulting from the executive’s incapacity due to physical or mental illness);

•	Mr. Goodwin’s willful commission of an act of fraud or dishonesty resulting in economic or financial injury to us;

•	Mr. Goodwin’s conviction of, or entry by the executive of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude;

•	A willful breach by Mr. Goodwin of his fiduciary duty to us which results in economic or other injury to us; or

•	Mr. Goodwin’s willful and material breach of certain covenants set forth in the executive’s employment agreement.

Cause is defined in Mr. Johnston’s employment agreement as any of the following: (a) failure by Mr. Johnston to effectively perform his duties under the employment agreement after being advised of such failure and not correcting his performance within 30 days of receipt of such notice; (b) his conviction of a felony or any crime involving moral turpitude; (c) fraud, misrepresentation, or breach of trust by him in the course of his employment which materially and adversely affects Maguire Properties, Inc., our Operating Partnership or the Services Companies or any of their assets; or (d) a breach of any material provision of his employment agreement. In no event will Mr. Johnston or his estate or beneficiaries be entitled to any payments under the employment agreement upon any termination of his employment by reason of death or disability.

Change in Control Provisions–

Pursuant to each of their employment agreements, Messrs. Nelson Rising, Koumriqian (pursuant to his 2009 employment agreement) and Lammas will receive severance payments and benefits in the event of a change in control if the executive is terminated by us without cause or for good reason, or if the executive terminates his employment with us for any reason within a specified period of time following the one-year anniversary of a change in control. A change in control is generally defined in the executive’s employment agreement as the occurrence of any of the following events:

•

(1) The direct or indirect acquisition, by any person or group,[2] of beneficial ownership of our voting securities that represent 35% or more of the combined voting power of the then outstanding voting securities, other than:

•

An acquisition of securities by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by us or any person controlled by us or by any employee benefit plan (or related trust) sponsored or maintained by us or any person controlled by us, or

•	An acquisition of securities by us or a corporation owned, directly or indirectly, by our stockholders in substantially the same proportions as their ownership of our stock, or

•	An acquisition of securities pursuant to a transaction described in clause (3) below that would not be a change in control under that clause;

•

(2) Individuals (in the case of Mr. Nelson Rising, excluding for the avoidance of doubt, Robert F. Maguire III) who, as of the applicable employment agreement’s effective date, constitute our Board (the incumbent board) cease for any reason to constitute at least a majority of our Board; however, in general, any individual (in the case of Mr. Nelson Rising, excluding for the avoidance of doubt, Robert F. Maguire III) who becomes a director after the applicable employment agreement’s effective date whose election by our stockholders, or nomination for election by our Board, was approved by a vote of at least a majority of the directors then comprising the incumbent board will be considered as though such individual were a member of the incumbent board;

[2]	Notwithstanding the above, an acquisition of our securities by us which causes our voting securities beneficially owned by a person or group to represent 35% or more of the combined voting power of our then outstanding voting securities does not constitute a change in control, unless that person or group subsequently becomes the beneficial owner of any additional voting securities.

•

(3) The consummation by us (whether directly involving us or indirectly involving us through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of our assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:

•

Which results in our voting securities outstanding immediately before the transaction continuing to represent, directly or indirectly, at least 50% of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and

•

After which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the successor entity; however, no person or group will be treated as beneficially owning 35% or more of combined voting power of the successor entity solely as a result of the voting power held in us prior to the consummation of the transaction; or

•	(4) Approval by our stockholders of our liquidation or dissolution.

In the event of an actual or constructive termination pursuant to a change in control, we provide more generous severance payments and benefits in comparison to the non-change in control scenarios described above. This difference exists to reflect the unique concerns an executive faces upon a change in control. As applied to the Chief Executive Officer, a change in control can materially alter the authorities and responsibilities of the Chief Executive Officer and can fundamentally affect the Chief Executive Officer’s perceived role in our affairs if by virtue of the change in control he is to report to a different board of directors than that which was originally before him. Changes in corporate organization could lead to the Chief Executive Officer’s actual termination or to his constructive termination if the changes are so significant as to render him effectively unable to function in the new environment. Our change in control provisions are thus designed to appropriately compensate our Chief Executive Officer for such a possibility.

We also recognize that in the absence of a severance package, the potential of a change in control would result in a similar situation with respect to members of senior management at the Executive Vice President level. The possibility of a change in control and its attendant organizational changes creates uncertainties regarding the executives’ employment status and raises legitimate concerns for any executive in making the decision to join or remain with us. In order to remain competitive in the market for retaining and hiring top level executives, our severance payments and benefits packages are designed to compensate these executives for the uncertainties related to any change in control.

Under the employment agreement of Mr. Nelson Rising, if a change in control occurs during his employment period and his employment is terminated (a) by us without cause or by the executive for good reason, in each case within two years after the effective date of the change in control or (b) by the executive for any reason on or within 30 days after the one-year anniversary of the effective date of the change in control, then he will be entitled to the payments and benefits as though his employment was terminated without cause or for good reason as set forth above under the heading “– Severance Payments and Benefits,” except that the lump-sum cash severance payment multiple will be 300%.

Under Mr. Koumriqian’s 2009 employment agreement and Mr. Lammas’ employment agreement, if a change in control occurs during his employment period and his employment is terminated (a) by us without cause or by the executive for good reason, in each case within two years after the effective date of the change in control or (b) by the executive for any reason on or within 30 days after the one-year anniversary of the effective date of the change in control, then the executive will be entitled to the payments and benefits set forth above under the heading “– Severance Payments and Benefits,” except that (i) the lump-sum cash severance multiple will be 200%.

In the case of our Chief Executive Officer and our other named executive officers, we believe that it is important to provide the severance payments and benefits in both the case of actual termination and the case of constructive termination. Including instances of constructive termination in the types of termination covered by our severance packages ensures that any eventual acquirer of our company could not avoid paying severance by intentionally fostering a difficult work environment for the executives, thereby greatly increasing the chance of their voluntary exit. For further information on the actual payouts, please see the tables below.

Termination with Severance, No Change in Control–

The following table summarizes the payments and benefits that would have been provided to each of our named executive officers as if his employment had been terminated on December 31, 2008 by the Company without “cause” or, in the case of Messrs. Nelson Rising and Lammas, by the executive for “good reason” (each as defined in the executive’s employment agreement), other than in connection with a change in control:

	Cash Lump Sum			Value of Restricted Stock Vesting Acceleration ($) (2)	Value of Employee Benefits ($) (3)	280G Tax Gross Up ($)	Total Value ($)
Name	Multiple of Salary and Bonus ($) (1)	Chairman Outperformance Plan ($)	Executive Equity Plan ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Nelson C. Rising	6,887,500	—	—	730,000	37,692	—	7,655,192
Robert F. Maguire III (4)	—	—	—	—	—	—	3,625,000
Shant Koumriqian	325,000	—	—	—	—	—	325,000
Martin A. Griffiths (5)	2,070,000	—	—	1,401,203	34,616	—	3,505,819
Mark T. Lammas	1,950,000	—	—	191,625	39,961	—	2,181,586
Peter K. Johnston	1,361,883	—	—	—	—	—	1,361,883
Robert P. Goodwin	275,000	—	—	—	—	—	275,000
Paul S. Rutter (5)	2,013,750	—	—	1,401,203	43,270	—	3,458,223
William H. Flaherty (6)	2,500,000	—	—	—	—	—	2,500,000

(1)	Amount shown in Column (b) for Mr. Nelson Rising is a lump-sum cash payment equal to 200% of the sum of his then-current annual base salary plus the greater of his target annual bonus or annual bonus paid to him in the fiscal year immediately preceding his date of termination as per the terms of his employment agreement plus his annual bonus for the fiscal year ended December 31, 2008 which was paid in January 2009. For Mr. Koumriqian, the amount shown is a lump-sum cash payment equal to 100% of his then-current annual base salary plus 50% of his target annual bonus as per the terms of his 2008 employment agreement. For Mr. Lammas, the amount shown is a lump-sum cash payment equal to 150% of the sum of his then-current annual base salary plus average bonus over the prior three years as per the terms of his employment agreement plus his 2008 annual bonus for the fiscal year ended December 31, 2008 which was paid in January 2009. For Mr. Johnston, the amount shown is a lump-sum cash payment equal to 100% of his then-current annual base salary plus his average annual leasing bonus paid during fiscal years 2006 through 2008 as per the terms of his employment agreement. For Mr. Goodwin, the amount shown is a lump-sum cash payment equal to 100% of his then-current annual base salary as per the terms of his employment agreement.

(2)	Amount shown in Column (e) for Mr. Nelson Rising represents the value of his 250,000 unvested time-based restricted stock units and 250,000 unvested performance-based restricted stock units calculated using a per-share value of $1.46, the closing market price of our common stock on the NYSE on December 31, 2008. For Mr. Lammas, the amount shown represents the value of his 56,867 shares of unvested restricted stock and 74,383 unvested time-based restricted stock units calculated using a per-share value of $1.46, the closing market price of our common stock on the NYSE on December 31, 2008. Messrs. Koumriqian (under his 2008 employment agreement), Johnston and Goodwin are not entitled to accelerated vesting of unvested restricted stock or restricted stock units per the terms of their respective employment agreements upon termination of their employment without cause or for good reason.

(3)	Amount shown in Column (f) represents the amounts due to Messrs. Nelson Rising and Lammas for a maximum of up to 18 months for health benefits from termination at coverage levels that were in effect immediately preceding termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer. We have also included an estimate of the cost of outplacement services for Messrs. Nelson Rising and Lammas for a period of up to one year after termination. Messrs. Koumriqian (under his 2008 employment agreement), Johnston and Goodwin are not entitled to any health benefits coverage or outplacement services per the terms of their respective employment agreements upon termination of their employment without cause or for good reason.

(4)	Mr. Maguire resigned from his role as Chief Executive Officer on May 17, 2008, pursuant to a separation agreement. Amount disclosed in Column (h) represents payments made to Mr. Maguire per the terms of his separation agreement.

(5)	Messrs. Griffiths and Rutter were terminated without cause from their roles as Executive Vice President and Chief Financial Officer and Executive Vice President, Major Transactions, respectively, effective as of June 30, 2008. Amounts disclosed represent payments made to Messrs. Griffiths and Rutter per the terms of their respective separation agreements.

(6)	Mr. Flaherty was terminated without cause from his role as Senior Vice President, Marketing effective as of July 11, 2008. Amount disclosed represents payments made to Mr. Flaherty per the terms of his separation agreement.

Termination with Severance Following a Change in Control–

The following table summarizes the payments and benefits that would have been provided to each of our named executive officers as if a change in control had occurred on December 31, 2008, and his employment had been terminated as of such date by the Company without “cause” or, in the case of Messrs. Nelson Rising and Lammas, by the executive for “good reason” (each as defined in the executive’s employment agreement):

	Cash Lump Sum			Value of Restricted Stock Vesting Acceleration ($) (2)	Value of Employee Benefits ($) (3)	280G Tax Gross Up ($) (4)	Total Value ($)
Name	Multiple of Salary and Bonus ($) (1)	Chairman Outperformance Plan ($)	Executive Equity Plan ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Nelson C. Rising	9,737,500	—	—	730,000	37,692	5,101,505	15,606,697
Shant Koumriqian	325,000	—	—	—	—	—	325,000
Mark T. Lammas	2,412,500	—	—	191,625	39,961	—	2,644,086
Peter K. Johnston	1,361,883	—	—	—	—	—	1,361,883
Robert P. Goodwin	275,000	—	—	—	—	—	275,000

(1)	Amount shown in Column (b) for Mr. Nelson Rising is a lump-sum cash payment equal to 300% of the sum of his then-current annual base salary plus the greater of his target annual bonus or annual bonus paid to him in the fiscal year immediately preceding his date of termination as per the terms of his employment agreement plus his annual bonus for the fiscal year ended December 31, 2008 which was paid in January 2009. For Mr. Lammas, the amount shown is a lump-sum cash payment equal to 200% of the sum of his then-current annual base salary plus average bonus over the prior three years as per the terms of his employment agreement plus his annual bonus for the fiscal year ended December 31, 2008 which was paid in January 2009. For Mr. Koumriqian, the amount shown is a lump-sum cash payment equal to 100% of his then-current annual base salary plus 50% of his target annual bonus as per the terms of his 2008 employment agreement. For Mr. Johnston, the amount shown is a lump-sum cash payment equal to 100% of his then-current annual base salary plus his average annual leasing bonus paid during fiscal years 2006 through 2008 as per the terms of his employment agreement. For Mr. Goodwin, the amount shown is a lump-sum cash payment equal to 100% of his then-current annual base salary as per the terms of his employment agreement.

(2)	Amount shown in Column (e) for Mr. Nelson Rising represents the value of his 250,000 unvested time-based restricted stock units and 250,000 unvested performance-based restricted stock units calculated using a per-share value of $1.46, the closing market price of our common stock on the NYSE on December 31, 2008. For Mr. Lammas, the amount shown represents the value of his 56,867 shares of unvested restricted stock and 74,383 unvested time-based restricted stock units calculated using a per-share value of $1.46, the closing market price of our common stock on the NYSE on December 31, 2008. Messrs. Koumriqian (under his 2008 employment agreement), Johnston and Goodwin are not entitled to accelerated vesting of unvested restricted stock or restricted stock units per the terms of their respective employment agreements upon termination of their employment resulting from a change in control.

(3)	Amount shown in Column (f) represents the amount due to Messrs. Nelson Rising and Lammas for a maximum of up to 18 months for health benefits from termination at coverage levels that were in effect immediately preceding termination, subject to reduction to the extent that they receive comparable benefits from a subsequent employer. We have also included an estimate of the cost of outplacement services for Messrs. Nelson Rising and Lammas for a period of up to one year. Messrs. Koumriqian (under his 2008 employment agreement), Johnston and Goodwin are not entitled to any health benefits coverage or outplacement services per the terms of their employment agreements upon termination of their employment resulting from a change in control.

(4)	Amount shown in Column (g) represents the additional amount, if any, estimated to be payable to make Messrs. Nelson Rising and Lammas whole for the federal excise tax on excess parachute payments (including payment of the taxes on the additional amount itself). This excise tax is payable if the value of certain payments that are contingent upon a change in control, referred to as parachute payments, exceeds a safe harbor amount. Messrs. Nelson Rising and Lammas are entitled, under their employment agreements, to be held harmless against this tax if the value of their parachute payments is at least 110% of the safe harbor amount; if that value exceeds the safe harbor amount by a lesser amount, then the parachute payment is to be reduced to the safe harbor amount. However, in this illustration, this reduction of parachute payment does not become applicable. Pursuant to his employment agreement, the amount of Mr. Lammas’ tax gross-up would have been zero had a change in control and termination of employment occurred on December 31, 2008. Messrs. Koumriqian, Johnston and Goodwin are not entitled to a 280G tax gross up per the terms of their employment agreements as in effect on December 31, 2008 upon termination of their employment resulting from a change in control.

Termination Resulting from Death or Disability–

The following table summarizes the payments and benefits that would have been provided to each of our named executive officers as if his employment had terminated on December 31, 2008 as a result of death or disability:

	Cash Lump Sum			Value of Restricted Stock Vesting Acceleration ($) (2)	Value of Employee Benefits ($) (3) (4)	280G Tax Gross Up ($)	Total Value ($)
Name	Multiple of Salary and Bonus ($) (1)	Chairman Outperformance Plan ($)	Executive Equity Plan ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Nelson C. Rising	2,137,500	—	—	730,000	525,794	—	3,393,294
Shant Koumriqian	—	—	—	—	510,000	—	510,000
Mark T. Lammas	937,500	—	—	—	527,307	—	1,464,807
Peter K. Johnston	—	—	—	—	510,000	—	510,000
Robert P. Goodwin	—	—	—	—	510,000	—	510,000

(1)

Amount shown in Column (b) for Messrs. Nelson Rising and Lammas is a lump-sum cash payment equal to 100% of the sum of his then-current annual base salary plus his annual bonus which for the fiscal year ended December 31, 2008 was paid in January 2009. Messrs. Koumriqian (under his 2008 employment agreement),

Johnston and Goodwin are not entitled to any salary or bonus payments per the terms of their respective employment agreements upon the termination of their employment resulting from death or disability.

(2)	Amount shown in Column (e) for Mr. Nelson Rising represents the value of his 250,000 unvested time-based restricted stock units and 250,000 unvested performance-based restricted stock units calculated using a per-share value of $1.46, the closing market price of our common stock on the NYSE on December 31, 2008. Messrs. Koumriqian (under his 2008 employment agreement), Lammas, Johnston and Goodwin are not entitled to accelerated vesting of unvested restricted stock or restricted stock units per the terms of their respective employment agreements upon the termination of their employment resulting from death or disability.

(3)	Amount shown in Column (f) represents the amount due to Messrs. Nelson Rising and Lammas or each of their respective estates or beneficiaries for health benefits for 12 months from his date of death or disability at the same cost as was in effect immediately preceding termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer. Messrs. Koumriqian (under his 2008 employment agreement), Johnston and Goodwin are not entitled to such payments per the terms of their respective employment agreements upon the termination of their employment resulting from death or disability.

(4)	In the event of termination by death or disability of any named executive officer, the executive or his estate or beneficiaries will be entitled to receive a $510,000 payment from the Prudential Insurance Company of America. As part of the executive’s employee benefits, we pay 100% of the premium for an insurance policy comprised of term life and accidental death and dismemberment that entitles the beneficiary to a payment of two times his annual salary, with a maximum benefit of $510,000. Each of our named executive officers would receive the maximum benefit upon termination by death or disability.

AUDIT MATTERS

Audit Committee Report*

The Audit Committee of the Board of Directors (the “Board”) of Maguire Properties, Inc. (the “Company”) assists the Board with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and its internal control over financial reporting and for reviewing the Company’s quarterly financial statements.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2008 with the Company’s management and with KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee discussed with KPMG LLP the overall scope of, and plans for, its audit. The Audit Committee regularly meets with KPMG LLP, both with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by the Company’s management and by KPMG LLP. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Forms 10-K and 10-K/A for the year ended December 31, 2008, filed with the SEC on March 16, 2009 and April 30, 2009, respectively.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Paul M. Watson, Chair

Cyrus S. Hadidi

Christine N. Garvey

*	The material in this report is not soliciting material is not deemed filed with the SEC, and is not incorporated by reference in any filing by us under the Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Party Transactions

We recognize that transactions we may conduct with any of our directors or executive officers may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than our best interests and those of our stockholders. We have established, and the Board has adopted, a written related party transaction policy to monitor transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, in which the Company and any of the following have an interest: any person who is or was an executive officer, director or nominee for election as a director (since the beginning of the last fiscal year); a person, entity or group who is a greater than 5% beneficial owner of our common stock; an immediate family member of any of the foregoing persons; or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in which such person has a 10% or greater beneficial ownership interest (which we refer to in this report as a “related person”). The policy covers any transaction where the aggregate amount is expected to exceed $120,000 in which a related person has a direct or indirect material interest.

Under the policy, potential related party transactions are identified by our senior management and the relevant details and analysis of the transaction are presented to the Board. If a member of our senior management has an interest in a potential related party transaction, all relevant information is provided to our Chief Executive Officer, his designee or a designated officer without any interest in the transaction (as the case may be), who will review the proposed transaction (generally with assistance from our General Counsel or outside counsel) and then present the matter and his or her conclusions to the Board.

The independent members of our Board review the material facts of any potential related party transaction and will then approve or disapprove the transaction. In making its determination to approve or ratify a related party transaction, the Board considers such factors as (1) the extent of the related person’s interest in the related party transaction, (2) if applicable, the availability of other sources or comparable products or services, (3) whether the terms of the related party transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances, (4) the benefit to the Company, (5) the aggregate value of the related party transaction, and (6) such other factors it deems appropriate. No director may engage in any discussion or approval of any related party transaction in which he or she is a related person; provided, however, that such director must provide the Board with all material information reasonably requested concerning the related party transaction.

All ongoing related party transactions must be reviewed and approved annually by the Board. To the extent the transactions and arrangements listed below were entered into after our initial public offering, they have been ratified by the Board in accordance with the policy described above. Those transactions and arrangements entered into prior to or in connection with our initial public offering were not so approved.

The Board has adopted this related party transaction policy, which can be accessed on our website at http://www.maguireproperties.com under the heading “Investor Relations – Corporate Governance.” This document is also available in print to any stockholder who requests it by writing to our Secretary, as provided for above under the heading “– Board Governance Documents.”

Operating Partnership Agreement

In connection with the formation of Maguire Properties, Inc., Mr. Maguire, entities controlled by Mr. Maguire, and certain other persons and entities who contributed ownership interests in properties to our Operating Partnership received limited partnership units in our Operating Partnership.

Operating Partnership units have essentially the same economic characteristics as shares of our common stock, as they share equally in the net income or loss and distributions of our Operating Partnership. Our limited partners have the right to redeem all or part of their Operating Partnership units at any time. At the time of redemption, we have the right to determine whether to redeem the Operating Partnership units for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of redemption, or exchange them for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distributions and similar events.

According to a Schedule 13D filed by Mr. Maguire with the SEC on January 15, 2009, Mr. Maguire beneficially owns 6,548,883 Operating Partnership units, including 52,632 units held by Master Investments, an entity in which Mr. Maguire holds a 55% membership interest and shares voting and dispositive power with respect to such Operating Partnership units with other members. Mr. Maguire disclaims beneficial ownership in the 45% of the units owned by Master Investments in which he has no pecuniary interest. Our President and Chief Executive Officer, Mr. Nelson Rising, holds a 25% membership interest in Master Investments and shares voting and dispositive power with respect to such Operating Partnership units with other members. Mr. Nelson Rising disclaims beneficial ownership in the 75% of the units owned by Master Investments in which he has no pecuniary interest.

Employment Agreement of Mr. Christopher Rising

Mr. Christopher Rising, one of our Senior Vice Presidents, is Mr. Nelson Rising’s son. The employment agreement with Mr. Christopher Rising provides that his employment with us is on an “at-will” basis and may be terminated by either him or us upon at least 30 days advance written notice, subject to certain severance obligations described below. His employment agreement provides for a base salary of $325,000, subject to increase in accordance with the Company’s normal executive compensation practices, and for a target and maximum annual bonus equal to 75% and 150% of his annual base salary, respectively. Pursuant to his employment agreement, we granted Mr. Christopher Rising 79,250 time-based restricted stock units, each with dividend equivalents, under our Incentive Award Plan, as of May 17, 2008. In addition, upon our establishment of a new long-term equity-based compensation program under our Incentive Award Plan, we will grant Mr. Christopher Rising an award under such program subject to performance vesting.

Mr. Christopher Rising is also entitled to certain severance benefits, but only in the event that his employment is terminated by us without cause or by Mr. Christopher Rising for good reason (each as defined in Mr. Nelson Rising’s employment agreement). In the event that Mr. Christopher Rising is terminated by us without cause or by him for good reason, Mr. Christopher Rising will be entitled to a lump-sum cash payment equal to the sum of his then-current annual base salary plus the greater of his annual bonus earned for the year immediately preceding such date of termination or his target annual bonus for such year. Mr. Christopher Rising is also entitled to accelerated vesting of any unvested portion of his time-based restricted stock units in the event of a termination by us without cause or by him for good reason pursuant to the terms and conditions set forth in his restricted stock unit award agreement. Restricted stock awards held by our other Senior Vice Presidents generally provide for accelerated vesting in the event that the executive’s employment is terminated by us without cause. In no event will Mr. Christopher Rising or his estate or beneficiaries be entitled to any payments under the employment agreement upon any termination of his employment by reason of death or disability.

Tax Indemnity and Debt Guarantees

Nelson Rising

At the time of our initial public offering, we entered into a tax indemnification agreement with Master Investments, an entity in which, as described above, Mr. Nelson Rising has a minority interest. Under this agreement, we agreed not to dispose of US Bank Tower, Wells Fargo Tower, KPMG Tower, Gas Company Tower and Plaza Las Fuentes (excluding the hotel) for periods of up to 12 years from the date these properties were contributed to our Operating Partnership at the time of our initial public offering in June 2003 (the “lock-out period”). We also agreed to indemnify Master Investments and its members from all direct and indirect tax consequences if any of these properties were sold during the lock-out period. The lock-out period does not apply if a property is disposed of in a non-taxable transaction (such as a Section 1031 exchange). In connection with the tax indemnification agreement, Master Investments has also guaranteed a portion of our mortgage loans. As of December 31, 2008, $65.0 million of our debt is subject to such guarantees by Master Investments.

Mr. Maguire

At the time of our initial public offering, we entered into a tax indemnification agreement with Mr. Maguire and related entities. Under this agreement, we agreed not to dispose of US Bank Tower, Wells Fargo Tower, KPMG Tower, Gas Company Tower and Plaza Las Fuentes (excluding the hotel) during the lock-out period as long as certain conditions under Mr. Maguire’s contribution agreement were met. We agreed to indemnify Mr. Maguire and related entities from all direct and indirect tax consequences if any of these properties were sold during the lock-out period. The lock-out period does not apply if a property is disposed of in a non-taxable transaction (such as a Section 1031 exchange). Mr. Maguire’s separation agreement (discussed below) modified his tax indemnification agreement. As modified, for purposes of determining whether Mr. Maguire and related entities maintain ownership of Operating Partnership units equal to 50% of the units received by them in the formation transactions (which is a condition to the continuation of the lock-out period to its maximum length), shares of our common stock received by Mr. Maguire and related entities in exchange for Operating Partnership units in accordance with Section 8.6B of the Amended and Restated Agreement of Limited Partnership of Maguire Properties, L.P., as amended, shall be treated as Operating Partnership units received in the formation transactions. As of December 31, 2008, Mr. Maguire meets the 50% ownership requirement.

In connection with the tax indemnification agreement, Mr. Maguire and certain entities owned or controlled by Mr. Maguire, and entities controlled by certain former senior executives of the Maguire Properties predecessor, have guaranteed a portion of our mortgage loans. As of December 31, 2008, $591.8 million of our debt is subject to such guarantees.

Separation and Consulting Agreements with our Former Chief Executive Officer

Pursuant to a separation agreement effective May 17, 2008, Mr. Maguire resigned as the Company’s Chief Executive Officer and Chairman of the Board. In accordance with the terms of his separation agreement, Mr. Maguire received a lump-sum cash severance payment of $2,800,000 during the fiscal year ended December 31, 2008.

Also pursuant to the separation agreement, Mr. Maguire is entitled to serve as the Company’s Chairman Emeritus through May 2010, after which the arrangement may be terminated by the Company. Such position does not entitle Mr. Maguire to any authority or responsibility with respect to the management or operation of the Company. For as long as Mr. Maguire serves as Chairman Emeritus, he is entitled to receive $750,000 per year to defray the costs of maintaining an office in a location other than the Company’s offices and the cost of services of two assistants and a personal driver. During the fiscal year ended December 31, 2008, Mr. Maguire received $750,000 in connection with his role as Chairman Emeritus. As of December 31, 2008, the balance due Mr. Maguire under this agreement totals $750,000.

On May 17, 2008, Mr. Maguire also entered into a consulting agreement with the Company for a term of two years, with a termination payment due for earlier termination by the Company. Pursuant to this agreement, Mr. Maguire is entitled to receive $10,000 per month plus reimbursement of reasonable expenses incurred. As of December 31, 2008, the balance due Mr. Maguire under this agreement totals $240,000.

Management, Leasing, Development and Services Agreements

Pursuant to the terms of his separation agreement, Mr. Maguire and the Company terminated certain property management and service contracts under which the Company or its subsidiaries provided property management, operating, maintenance, repair and/or leasing services in return for management fees, leasing commissions and reimbursement of actual direct costs and expenses incurred by the Company or its subsidiaries, as applicable. During the fiscal year ended December 31, 2008, we received management and development fees and leasing commission totaling $1,004,700 from Mr. Maguire and entities controlled by him for services under these agreements.

Insurance Sharing Agreement

Prior to his termination of employment, Mr. Maguire, entities controlled by him and the Company were parties to an insurance sharing agreement whereby certain properties owned by entities controlled by him shared coverage with Company properties under a blanket insurance policy. Per the terms of his separation agreement, Mr. Maguire’s properties were removed from the Company’s insurance policies as of June 27, 2008. During the fiscal year ended December 31, 2008, we billed the properties owned by Mr. Maguire premiums totaling $646,972 for coverage under this insurance sharing agreement prior to its termination.

1733 Ocean Lease Agreement

Prior to Mr. Maguire’s termination of employment, we leased office space located at 1733 Ocean Avenue in Santa Monica, California, a property beneficially owned by Mr. Maguire. In June 2008, we relocated our corporate offices to downtown Los Angeles, California and vacated the space at 1733 Ocean. Pursuant to his separation agreement, Mr. Maguire agreed to use his best efforts for a period of 180 days to obtain the necessary consents to terminate the direct lease and, if such consents were not obtained, to take certain actions to facilitate our Operating Partnership’s efforts to sublet those premises. Mr. Maguire did not obtain the necessary consents within the 180-day period. During the fiscal year ended December 31, 2008, we made rent payments totaling approximately $771,000 to Mr. Maguire related to this lease.

Other Services Provided to our Former Chief Executive Officer

In the past, including during the fiscal year ended December 31, 2008, we permitted Mr. Maguire and certain of his affiliates to utilize our employees in connection with his individual business interests or personal matters. In exchange for these services, we received cash compensation from Mr. Maguire, over periodic intervals (generally on a quarterly basis), based upon hourly rates derived from the applicable employee’s total annual compensation. During the fiscal year ended December 31, 2008, we billed Mr. Maguire $487,088 for these services.

We mutually identified certain continuing projects with Mr. Maguire at the time of his termination of employment. For those limited continuing projects, Mr. Maguire has agreed that (1) the Company will receive cash based upon hourly rates derived from the applicable employee’s total annual compensation, (2) the projects will not involve a significant time commitment by the Company’s employees and (3) the projects will be terminated within time periods specified by the Company. We will continue to bill Mr. Maguire for services he receives from our employees during the fiscal year ending December 31, 2009.

Consulting Agreement with our Former Chief Financial Officer

On June 30, 2008, we entered into a consulting agreement with Martin A. Griffiths, our former Executive Vice President and Chief Financial Officer, for the period from July 1, 2008 to June 30, 2009. This agreement was terminated by Mr. Griffiths on December 17, 2008. During the fiscal year ended December 31, 2008, we paid $54,601 to Mr. Griffiths for consulting services under this agreement.

Joint Venture

We own a 20% interest in a joint venture with Macquarie Office Trust. We receive fees for asset management, property management (after January 5, 2009), leasing, construction management, acquisitions, dispositions and financing.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and beneficial owners of more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership of such securities with the SEC. Such officers, directors and greater than 10% stockholders are also required to furnish us with copies of all Section 16(a) forms they file.

Based on our review of the copies of all Section 16(a) forms received by us and other information, we believe that with regard to the year ended December 31, 2008, all filing requirements applicable to our officers, directors and greater than 10% stockholders were complied with, except that: (1) a grant of 1,500,000 restricted stock units made on May 17, 2008 to Mr. Nelson Rising was not reported on a timely basis but was subsequently reported on a Form 4 filed on May 22, 2008; (2) a grant of 131,250 restricted stock units made on May 17, 2008 to Mr. Gardner was not reported on a timely basis but was subsequently reported on a Form 4 filed on May 22, 2008; (3) a grant of 79,250 restricted stock units made on May 17, 2008 to Mr. Christopher Rising was not reported on a timely basis but was subsequently reported on a Form 4 filed on May 22, 2008; (4) awards of 7,500 nonqualified stock options made on July 28, 2008 to each of Messrs. Brooks, Hadidi and Watson were not reported on a timely basis but were subsequently reported on Form 4s filed on August 7, 2008; and (5) an award of 7,500 nonqualified stock options made on August 6, 2008 to Mr. Weinstein was not reported on a timely basis but was subsequently reported on a Form 4 filed on August 11, 2008.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s Proxy Statement and for consideration at the Company’s next Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2010 Proxy Statement, your proposal must be received by the Company no later than 120 days before the first anniversary of the date that the Proxy Statement for the 2009 Annual Meeting of Stockholders was released, and must otherwise comply with Rule 14a-8 under the Exchange Act. While the Board will consider stockholder proposals, we reserve the right to omit from our Proxy Statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

In addition, our Bylaws contain an advance notice provision with respect to matters to be brought at an Annual Meeting of Stockholders, including director nominations, whether or not included in the Company’s Proxy Statement. If you would like to nominate a director or bring any other business before the stockholders at the 2010 Annual Meeting, you must comply with the procedures contained in our Bylaws, you must notify the Secretary of the Company in writing in a timely manner and such nominations or business must otherwise be a proper matter for action by our stockholders. To be timely under our current Bylaws, the notice must be delivered to Jonathan L. Abrams, Secretary, Maguire Properties, Inc., 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071, (i) not less than 60 days nor more than 90 days prior to the first anniversary of the date of the 2009 Annual Meeting or (ii) if the date of the 2010 Annual Meeting is advanced or delayed by more than 30 days from such anniversary date, not earlier than the 90th day prior to the 2010 Annual Meeting date and not later than the close of business on the later of the 60th day prior to the 2010 Annual Meeting date or the tenth day following the date on which public announcement of the 2010 Annual Meeting date is first made.

Our Bylaws provide that nomination of persons for election to the Board and the proposal of business to be considered by our stockholders may be made at an Annual Meeting pursuant to the Notice of Annual Meeting, by or at the direction of the Board or by any of our stockholders who was a stockholder of record, both at the time of giving of the notice provided for in our Bylaws and at the time of the Annual Meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in our Bylaws. A stockholder’s notice regarding a director nomination or the proposal of other business shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of such person, (b) the class and number of shares of our stock that are beneficially owned by such person and (c) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder (including any anticipated benefit to the stockholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such stockholder, as they appear on our stock ledger, and current name and address, if different, and of such beneficial owner, and (b) the class and number of shares of each class of our stock that are owned beneficially and of record by such stockholder and owned beneficially by such beneficial owner.

Any director nominations received from stockholders will be evaluated in the same manner that nominees suggested by our directors, management or other parties are evaluated.

You may write to Jonathan L. Abrams, Secretary, Maguire Properties, Inc., 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071, to deliver the notices discussed above and for a copy of the relevant provisions of our Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials, with respect to two or more stockholders sharing the same address, by delivering a single copy of the proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker, direct your written request to Investor Relations, Maguire Properties, Inc., 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071, or contact Investor Relations by telephone at (213) 626-3300. Any stockholder who currently receives multiple copies of proxy materials at his, her or its address and would like to request householding of any communications should contact his, her or its broker.

Available Information

We file our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Office of Investor Education and Advocacy at 100 F Street, N.E., Washington, D.C. 20549-0213. The public may obtain information on the operation of the Office of Investor Education and Advocacy by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy details and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Our website address is http://www.maguireproperties.com. We make available on our website, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the

Exchange Act as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Stockholders may also obtain a copy of our Annual Report on Form 10-K by sending a written request to that effect to the attention of Jonathan L. Abrams, Secretary, Maguire Properties, Inc., 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071.

You may authorize your proxy on the Internet, or if you are receiving a paper copy of this Proxy Statement, by telephone or by completing and mailing a proxy card in the pre-addressed, postage paid envelope provided to you. Authorizing your proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the Annual Meeting. If you subsequently decide to attend the Annual Meeting and wish to vote your shares at the meeting, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

By Order of the Board of Directors,

Jonathan L. Abrams

Secretary

June 12, 2009

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site

MAGUIRE PROPERTIES, INC. and follow the instructions to obtain your records and to create an electronic 355 SOUTH GRAND AVE. voting instruction form.

SUITE 3300 ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

LOS ANGELES, CA 90071 If you would like to reduce the costs incurred by Maguire Properties, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Maguire Properties, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M15625-P82785 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MAGUIRE PROPERTIES, INC. For Withhold For All To withhold authority to vote for any individual

All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Directors

1. Election of directors for a one-year term expiring 0 0 0 at the 2010 Annual Meeting of Stockholders

Nominees:

01) Christine N. Garvey 05) George A. Vandeman

02) Michael J. Gillfillan 06) Paul M. Watson

03) Nelson C. Rising 07) David L. Weinstein

04) Joseph P. Sullivan

For Against Abstain

Vote On Independent Registered Public Accounting Firm

2. Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 0 0 0 ending December 31, 2009

3. To vote and otherwise represent the undersigned on any other matter that may properly come before the 2009 Annual 0 0 0

Meeting or any continuation, postponement or adjournment thereof in the discretion of the proxy holder

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED IN THE PROXY. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN WITH RESPECT TO ANY PARTICULAR MATTER, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AT THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY CONTINUATION, POSTPONEMENT OR ADJOURNMENT THEREOF. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR AND “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP.

Signature(s) shall agree with the name(s) printed on this Proxy. If shares are registered in two names, both stockholders should sign this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the stockholder is a corporation, please sign in full corporate name by an authorized officer. If the stockholder is a partnership or other entity, please sign that entity’s name by authorized person. (Please note any change of address on this Proxy.) Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M15626-P82785

MAGUIRE PROPERTIES, INC. 355 South Grand Avenue, Suite 3300 Los Angeles, California 90071

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS—JULY 23, 2009 THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as record owner of the shares of common stock of Maguire Properties, Inc., a Maryland corporation (the “Company”), described below, hereby appoints Nelson C. Rising, Mark T. Lammas and Jonathan L. Abrams, and each of them, as Proxies for the undersigned with full power of substitution, to attend the 2009 Annual Meeting of Stockholders of the Company (the “2009 Annual Meeting”), to be held on Thursday, July 23, 2009 at 8:00 A.M., local time, at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California 90012, and any continuation, postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, dated June 12, 2009, and the Proxy Statement of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.